UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MORGAN STANLEY

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March 28, 2014

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2014 annual meeting of shareholders that will be held on Tuesday, May 13, 2014, at our offices at 2000 Westchester Avenue, Purchase, New York. I hope that you will be able to attend.

At the annual meeting of shareholders, we will consider the items of business discussed in our proxy statement and review significant strategic developments and the Company’s overall progress over the past year. Your vote is very important. Whether or not you plan to attend the meeting, please submit a proxy promptly to ensure that your shares are represented and voted at the annual meeting.

Thank you for your support of Morgan Stanley.

Very truly yours,

James P. Gorman
Chairman and Chief Executive Officer

1585 Broadway

New York, NY 10036

Notice of 2014 Annual Meeting of Shareholders

Time and Date	9:00 a.m. (EDT) on May 13, 2014

Location	Morgan Stanley 2000 Westchester Avenue, Purchase, New York

Items of Business

•  Elect the Board of Directors

•  Ratify the appointment of Deloitte & Touche LLP as independent auditor

•  Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)

•  Consider a shareholder proposal, if properly presented

•  Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

Record Date	The close of business on March 17, 2014 is the date of determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders.

Admission	Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 17, 2014, or a valid proxy or representative of such shareholder, may attend the annual meeting in person. Any shareholder, proxy or representative who wishes to attend the annual meeting must present the documentation described under “How Do I Attend the Annual Meeting?” Morgan Stanley reserves the right to limit the number of representatives who may attend the annual meeting on behalf of a shareholder.

Webcast	If you are unable to attend the meeting in person, you may listen to the meeting at www.morganstanley.com/about/ir/index.html. Please go to our website prior to the annual meeting for details.

Voting	It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form if you receive one in the mail.

Notice	We are distributing to certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about March 28, 2014. The Notice informs those shareholders how to access this proxy statement and our Annual Report for the year ended December 31, 2013 through the Internet and how to submit a proxy online.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2014: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available free of charge on our website at www.morganstanley.com/2014ams.

By Order of the Board of Directors,

Martin M. Cohen
Corporate Secretary
March 28, 2014

Morgan Stanley

1585 Broadway

New York, New York 10036

March 28, 2014

Proxy Statement

We are providing shareholders this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2014 annual meeting of shareholders. In this proxy statement, we refer to Morgan Stanley as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Item 1—Election of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES.

Director Selection and Nomination Process

Our Board currently consists of 15 directors, including two directors who are designated in accordance with the terms of the Investor Agreement between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. (MUFG), dated October 13, 2008, as amended and restated as of June 30, 2011 and October 3, 2013 (Investor Agreement), pursuant to which Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board. MUFG has designated Messrs. Masaaki Tanaka and Ryosuke Tamakoshi as its representative directors pursuant to the Investor Agreement, and each was elected by shareholders at the Company’s 2013 annual meeting of shareholders.

The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies), which provide that the Board values members who:

•	Combine a broad spectrum of experience and expertise with a reputation for integrity;
•	Have experience in positions with a high degree of responsibility;
•	Are leaders in the companies or institutions with which they are affiliated;
•	Can make contributions to the Board and management; and
•	Represent the interests of shareholders.

While the Board has not adopted a policy regarding diversity, the Corporate Governance Policies provide that the Board will take into account diversity of a director candidate’s perspectives, background and other relevant demographics. The Nominating and Governance Committee and Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company at a specific time. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.

The Nominating and Governance Committee may also consider, and the Board has adopted a policy regarding, director candidates proposed by shareholders (see “Corporate Governance Policies” herein). The Nominating and Governance Committee may also retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or gathering information regarding a director candidate’s background and experience. Members of the Nominating and Governance Committee, the Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.

Director Experience, Qualifications, Attributes and Skills

When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the Board as a whole to assist the Board in discharging its duties. As part of the ongoing process to evaluate these attributes, the Board performs an annual self-evaluation and the Board-approved Corporate Governance Policies provide that the Board expects a director whose principal occupation or employer changes, who plans to join the board of directors or similar governing body of another public or private company or advisory board, or who experiences other changed circumstances that could diminish his or her effectiveness as a director or otherwise be detrimental to the Company, to advise and to offer to tender his or her resignation for consideration by the Board. In addition, the Board believes that a director candidate should not be nominated for election if the candidate would be 72 at the time of election.

The Company believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills. The Nominating and Governance Committee and Board consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and academia and possess substantive knowledge and skills applicable to our business, including experience in the following areas:

Directors’ Qualifications, Attributes and Skills

Banking Business Development Compensation Corporate Governance Finance	Financial Services International Matters Management Development and Succession Operations Public Accounting and Financial Reporting	Public Policy Regulatory Risk Management Strategic Planning Technology

The Nominating and Governance Committee regularly reviews the composition of the Board in light of the Company’s evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills needed for the broad set of challenges that it confronts.

As part of its ongoing review of Board composition, the Nominating and Governance Committee’s third-party search firm and members of the Board recommended Mr. Rayford Wilkins, Jr. as a potential director candidate to the Nominating and Governance Committee. Upon the recommendation of the Nominating and Governance Committee, the Board unanimously elected Mr. Wilkins as a director, effective August 1, 2013. The Board determined that Mr. Wilkins’ extensive management, technology and operational experience, as well as his international perspective, would contribute to the effective functioning of our Board.

Director Nominees

The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The Board has nominated the 15 director nominees below for election at the 2014 annual meeting of shareholders. The Board believes, in totality, that the mix of qualifications, skills and attributes among the nominees enhances our Board’s effectiveness in light of the Company’s businesses, regulatory environment and long-term strategy.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected.

Erskine B. Bowles (68) Director Since 2005

Professional Experience:

•   Mr. Bowles is President Emeritus of the University of North Carolina and served as President from January 2006 through December 2010.

•   He served as Co-Chair of the National Commission on Fiscal Responsibility and Reform during 2010.

•   Mr. Bowles became a senior advisor at BDT Capital Partners LLC, a private investment firm, in 2012. He has been a senior advisor since 2001 and was Managing Director from 1999 to 2001 of Carousel Capital, a private investment firm. He was also a partner at the private investment firm of Forstmann Little & Co. from 1999 to 2001 and was a founder of Kitty Hawk Capital, a venture capital firm.

•   Mr. Bowles began his career in corporate finance at Morgan Stanley in 1969 and subsequently helped found and served as Chairman and Chief Executive Officer (CEO) of Bowles Hollowell Connor & Co., an investment banking firm.

•   Mr. Bowles served as White House Chief of Staff from 1996 to 1998 and Deputy White House Chief of Staff from 1994 to 1995. He was head of the Small Business Administration from 1993 to 1994 and served as United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery in 2005.

Other Current Public Company Directorships:    Belk, Inc., Facebook, Inc. and Norfolk Southern Corporation

Other Public Company Directorships in the Past Five Years:    Cousins Properties Incorporated and General Motors Corporation

Qualifications, Attributes and Skills:    Mr. Bowles brings to the Board his extensive experience in the financial services industry and academia as well as distinguished public service.

Howard J. Davies (63) Director Since 2004

Professional Experience:

•   Mr. Davies has served as the non-executive Chairman of the Phoenix Group Holdings since October 2012 and a professor at Sciences Po, the Paris School of International Affairs, since 2011.

•   He is Chairman of the International Advisory Board of the China Securities Regulatory Commission and a member of the International Advisory Board of the China Banking Regulatory Commission.

•   Mr. Davies served as Director of the London School of Economics and Political Science from 2003 to 2011. He was Chairman of the U.K. Financial Services Authority from 1997 to 2003.

•   Mr. Davies previously served as Deputy Governor of the Bank of England from 1995 to 1997. He was Director General of the Confederation of British Industry from 1992 to 1995 and Controller of the Audit Commission in the U.K. from 1987 to 1992.

•   He worked at McKinsey & Co. from 1982 to 1987 and was seconded to the Treasurer as Special Advisor to the Chancellor of the Exchequer. Mr. Davies also previously worked at the U.K. Treasury and the Foreign and Commonwealth Office, including two years as Private Secretary to the British Ambassador in Paris.

Other Current Public Company Directorships:    Phoenix Group Holdings and Prudential plc

Qualifications, Attributes and Skills:    Mr. Davies brings an international perspective to the Board as well as extensive financial regulatory, accounting and risk management experience from his years of accomplished public service.

Thomas H. Glocer (54) Director Since 2013

Professional Experience:

•   Mr. Glocer served as CEO of Thomson Reuters Corporation, a news and information provider for businesses and professionals, from April 2008 through December 2011 and as CEO of Reuters Group PLC from July 2001 to April 2008. He joined Reuters Group PLC in 1993 and served in a variety of executive roles before being named CEO.

•   He was a mergers and acquisitions lawyer at the law firm of Davis Polk & Wardwell LLP from 1984 to 1993.

Other Current Public Company Directorships:    Merck & Co., Inc.

Other Public Company Directorships in the Past Five Years:    Thomson Reuters Corporation

Qualifications, Attributes and Skills:    Mr. Glocer’s leadership positions, including as CEO of Thomas Reuters Corporation, provide extensive management experience as well as operational and technology experience and international perspective.

James P. Gorman (55) Director Since 2010

Professional Experience:

•   Mr. Gorman has served as Chairman of the Board and CEO of Morgan Stanley since January 2012. He was President and CEO from January 2010 through December 2011.

•   He was Co-President from December 2007 to December 2009, Co-Head of Strategic Planning from October 2007 to December 2009 and President and Chief Operating Officer of Wealth Management from February 2006 to April 2008.

•   Mr. Gorman joined Merrill Lynch & Co., Inc. (Merrill Lynch) in 1999 and served in various positions including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

•   Prior to joining Merrill Lynch, he was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, Mr. Gorman was an attorney in Australia.

Other Public Company Directorships in the Past Five Years:    MSCI Inc.

Qualifications, Attributes and Skills:    As CEO of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services experience.

Robert H. Herz (60) Director Since 2012

Professional Experience:

•   Mr. Herz has served as President of Robert H. Herz LLC, providing consulting services on financial reporting and other matters, since September 2010. He has also served as a senior advisor to, and as a member of, the Advisory Board of WebFilings LLC, a provider of financial reporting software, since 2011.

•   He served as Chairman of the Financial Accounting Standards Board from July 2002 to September 2010 and as a part-time member of the International Accounting Standards Board from January 2001 to June 2002.

•   Mr. Herz has served on the Accounting Standards Oversight Council of Canada since 2011 and as a member of the Standing Advisory Group of the Public Company Accounting Oversight Board since 2012.

•   Mr. Herz served as a partner in PricewaterhouseCoopers, an accounting firm, from 1985 to 2002.

Other Current Public Company Directorships:    Federal National Mortgage Association (Fannie Mae)

Qualifications, Attributes and Skills:    Mr. Herz brings to the Board extensive regulatory, public accounting, financial reporting, risk management and financial experience through his private and public roles, including as Chairman of the Financial Accounting Standards Board.

C. Robert Kidder (69) Director Since 1997 and Director at Predecessor Company Since 1993

Professional Experience:

•   Mr. Kidder served as Chairman and CEO of 3Stone Advisors LLC, a private investment firm, from 2006 to 2011, and as non-executive Chairman of the Board of Chrysler Group LLC from 2009 to 2011.

•   He was Principal at Stonehenge Partners, Inc., a private investment firm, from 2004 to 2006. Mr. Kidder served as President of Borden Capital, Inc., a company that provided financial and strategic advice to the Borden family of companies, from 2001 to 2003.

•   He was Chairman of the Board from 1995 to 2004 and CEO from 1995 to 2002 of Borden Chemical, Inc. (formerly Borden, Inc.), a forest products and industrial chemicals company.

•   Mr. Kidder was Chairman and CEO from 1991 to 1994 and President and CEO from 1988 to 1991 of Duracell International Inc. Prior to joining Duracell International Inc. in 1980, Mr. Kidder worked in planning and development at Dart Industries. He also previously worked at McKinsey & Co. as a general management consultant.

Other Current Public Company Directorships:    Merck & Co., Inc.

Other Public Company Directorships in the Past Five Years:    Chrysler Group LLC

Qualifications, Attributes and Skills:    Mr. Kidder brings to the Board extensive financial and senior executive experience, including in business development, operations and strategic planning, as well as a deep understanding of our Company.

Klaus Kleinfeld (56) Director Since 2012

Professional Experience:

•   Mr. Kleinfeld has served as Chairman and CEO of Alcoa Inc. (Alcoa), the world’s leading producer of primary aluminum and fabricated aluminum, since April 2010.

•   He served as President and CEO of Alcoa from 2008 to 2010 and President and Chief Operating Officer of Alcoa from 2007 to 2008. He has served on the Board of Alcoa since 2003.

•   Mr. Kleinfeld served for 20 years at Siemens AG from 1987 to 2007, including as CEO and President from 2005 to 2007, as a member of the Managing Board from 2004 to 2007, and as President and CEO from 2002 to 2004 and Executive Vice President and Chief Operating Officer in 2001 of Siemens AG’s principal U.S. subsidiary, Siemens Corporation.

Other Current Public Company Directorships:    Alcoa and Bayer AG (Supervisory Board)

Qualifications, Attributes and Skills:    Mr. Kleinfeld brings to the Board extensive international and senior executive experience, including in business development, operations and strategic planning at multinational organizations.

Donald T. Nicolaisen (69) Director Since 2006

Professional Experience:

•   Mr. Nicolaisen was Chief Accountant for the U.S. Securities and Exchange Commission (SEC) from 2003 to 2005, where he served as the principal advisor to the SEC on accounting and auditing matters and was responsible for formulating and administering the accounting program and policies of the SEC.

•   He was a partner of PricewaterhouseCoopers, an accounting firm, from 1978 to 2003 and first joined Price Waterhouse in 1967.

•   Mr. Nicolaisen led Price Waterhouse’s national office for accounting and SEC services and its financial services practice and was responsible for auditing and providing risk management advice to large, complex multinational corporations.

Other Current Public Company Directorships:    MGIC Investment Corporation, Verizon Communications Inc. and Zurich Insurance Group

Qualifications, Attributes and Skills:    Mr. Nicolaisen brings to the Board over 40 years of regulatory, public accounting and financial reporting, risk management and financial experience and the varied perspectives he has gained in the private sector as well as through distinguished service at the SEC.

Hutham S. Olayan (60) Director Since 2006

Professional Experience:

•   Ms. Olayan has been a principal and director since 1981 of The Olayan Group, a private multinational enterprise that is a diversified global investor and operator of commercial and industrial businesses in Saudi Arabia.

•   She has been President and CEO of The Olayan Group’s U.S. operations for more than 25 years, overseeing all investment activity in the Americas.

•   Ms. Olayan is a member of the International Advisory Board of The Blackstone Group and a former director of Equity International and Thermo Electron Corporation.

Qualifications, Attributes and Skills:    Ms. Olayan’s extensive financial experience in the U.S. and internationally, including the Middle East, strengthens the Board’s global perspective.

James W. Owens (68) Director Since 2011

Professional Experience:

•   Mr. Owens served as Chairman and CEO of Caterpillar Inc. (Caterpillar), a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, from 2004 to 2010.

•   He served as Vice Chairman of Caterpillar from 2003 to 2004 and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions.

•   Mr. Owens served at Caterpillar as Vice President and Chief Financial Officer from 1993 to 1995, Corporate Vice President and President of Solar Turbines Incorporated from 1990 to 1993, and managing director of P.T. Natra Raya, Caterpillar’s Indonesian joint venture, from 1987 to 1990.

•   He held various managerial positions in the Accounting and Product Source Planning Departments from 1980 to 1987 and was chief economist of Caterpillar Overseas S.A. in Geneva, Switzerland, from 1975 to 1980. He joined Caterpillar in 1972 as a corporate economist.

•   Mr. Owens served on the President’s Economic Recovery Advisory Board from 2009 to 2011. He is a senior advisor at Kohlberg Kravis Roberts & Co.

Other Current Public Company Directorships:    Alcoa Inc. and International Business Machines Corporation

Other Public Company Directorships in the Past Five Years:    Caterpillar Inc.

Qualifications, Attributes and Skills:    Mr. Owens’ various leadership positions, including as CEO of a major global corporation, bring to the Board extensive management experience and economics expertise and strengthen the Board’s global perspective.

O. Griffith Sexton (70) Director Since 2005

Professional Experience:

•   Mr. Sexton was an Advisory Director of Morgan Stanley from 1995 to 2008.

•   He joined Morgan Stanley in 1973 and was a Managing Director from 1985 to 1995, ultimately serving as Director of the Corporate Restructuring Group within the Advisory Services Department.

•   Mr. Sexton has served as an adjunct professor at Columbia Business School and visiting lecturer at Princeton University, teaching courses in corporate finance.

•   He also serves as a director of Hamilton Lane Advisors LLC and Investor AB.

Qualifications, Attributes and Skills:    Mr. Sexton brings to the Board extensive financial services, accounting and risk experience as well as substantive knowledge of Morgan Stanley’s businesses from his nearly 40 years of prior service at the Company.

Ryosuke Tamakoshi (66) Director Since 2011

Professional Experience:

•   Mr. Tamakoshi has served as a Senior Advisor of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) since June 2010.

•   He served as Chairman of MUFG from October 2005 to June 2010 and as Deputy Chairman of BTMU from January 2006 to March 2008. Before the merger between the former Mitsubishi Tokyo Financial Group and UFJ Holdings, Mr. Tamakoshi was President and CEO of UFJ Holdings, Inc. and also Chairman of UFJ Bank, Ltd.

•   Mr. Tamakoshi began his professional career at The Sanwa Bank, one of the legacy banks of BTMU, in 1970.

Other Public Company Directorships in the Past Five Years:    MUFG

Qualifications, Attributes and Skills:    As a senior officer advisor to BTMU and as former Chairman of MUFG, Mr. Tamakoshi brings to the Board over 40 years of banking experience and international, risk management and strategic expertise.

Masaaki Tanaka (60) Director Since 2011

Professional Experience:

•   Mr. Tanaka has served as Representative Director and Deputy President of MUFG since June 2012.

•   He served as Resident Managing Officer for the United States of MUFG as well as CEO for the Americas of BTMU from July 2010 to June 2012, Senior Managing Executive Officer of BTMU from May 2011 to June 2012 and Managing Executive Officer of BTMU from May 2007 to May 2011.

•   Mr. Tanaka was President and CEO of UnionBanCal Corporation and its primary subsidiary, Union Bank, N.A., from May 2007 to July 2010, and also served on the Board of each entity until July 2012.

•   Following the merger of The Bank of Tokyo-Mitsubishi, Ltd. (BTM) and UFJ Bank, Ltd., which created BTMU, he served as Executive Officer and General Manager of the Corporate Planning Division for BTMU from 2006 to 2007.

•   From 1996 to 2005, Mr. Tanaka served in various capacities in the Corporate Planning Division of BTM and was Executive Officer and General Manager of the Corporate Banking Division with responsibility for relationships with leading corporations. He was also General Manager of the Corporate Business Development Division where he directed strategic planning and coordination of the company’s corporate banking business.

•   Mr. Tanaka began his professional career at the Mitsubishi Bank, a predecessor to BTMU, in 1977.

Other Current Public Company Directorships:    MUFG

Qualifications, Attributes and Skills:    As a senior officer of MUFG and its associated companies, Mr. Tanaka brings to the Board over 36 years of banking experience and international, risk management and strategic expertise.

Laura D. Tyson (66) Director Since 1997

Professional Experience:

•   Dr. Tyson has served as a professor of Business Administration and Economics since 2013 and served as the S. K. and Angela Chan Professor of Global Management from 2008 to 2013 and as Professor of Business Administration and Economics from 2007 to 2008 at the Walter A. Haas School of Business, University of California, Berkeley.

•   She was Dean of the London Business School from 2002 to 2006.

•   Dr. Tyson was Dean from 1998 to 2001 and Class of 1939 Professor in Economics and Business Administration from 1997 to 1998 at the Walter A. Haas School of Business, University of California, Berkeley.

•   She served as National Economic Advisor to the President and Chair of the President’s National Economic Council from 1995 to 1996 and as Chair of the White House Council of Economic Advisors from 1993 to 1995.

•   Dr. Tyson served as a member of the Foreign Affairs Policy Board, U.S. State Department from 2011 to 2013.

•   She served on the President’s Economic Recovery Advisory Board from 2009 to 2011 and the President’s Council on Jobs and Competitiveness from 2011 to 2012.

Other Current Public Company Directorships:    AT&T Inc., CBRE Group, Inc. and Silver Spring Networks, Inc.

Other Public Company Directorships in the Past Five Years:    Eastman Kodak Company

Qualifications, Attributes and Skills:    Dr. Tyson brings to the Board economics and public policy expertise and leadership skills from her positions in academia and through her distinguished public service.

Rayford Wilkins, Jr. (62) Director Since 2013

Professional Experience:

•   Mr. Wilkins served from October 2008 to March 2012 as CEO of Diversified Businesses of AT&T Inc. (AT&T), the telecommunications company, responsible for international investments, AT&T Interactive, AT&T Advertising Solutions and Customer Information Services.

•   During his career, he served in numerous other management roles at AT&T, including as Group President, Group President of SBC Marketing and Sales, and President and CEO of Pacific Bell Telephone Company and Nevada Bell Telephone Company.

•   Mr. Wilkins began his career at Southwestern Bell Telephone in 1974.

Other Current Public Company Directorships:    América Móvil, S.A.B. de C.V. and Valero Energy Corporation

Qualifications, Attributes and Skills:    Mr. Wilkins brings extensive management, technology and operational experience to the Board, as well as international perspective, through the various management positions he held at AT&T.

Our Board unanimously recommends that you vote “FOR” the election of all director nominees. Proxies solicited by the Board will be voted “FOR” each nominee unless otherwise instructed.

Corporate Governance

Corporate Governance Highlights

Morgan Stanley is committed to maintaining best-in-class governance practices and has implemented the following:

•	Our Board has financial services experience and a diverse international background.
•	Our Board has a majority of independent directors.
•	Our lead director is elected from and by the independent directors.
•	The Bylaws contain a majority vote standard for uncontested director elections.
•	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.
•	There are no supermajority vote requirements in our charter or bylaws.
•	We do not have a “poison pill” in effect.

Recent Developments in Corporate Governance

•

In 2013, Messrs. Glocer and Wilkins joined our Board as independent directors and were appointed upon their election to the Operations and Technology Committee and Nominating and Governance Committee, respectively.

•

Mr. Bowles was appointed Lead Director by the independent directors of the Board effective February 1, 2014, succeeding Mr. Kidder, in accordance with the Board’s Corporate Governance Policies, which provide for the rotation of the Lead Director position while maintaining experienced leadership.

•

In accordance with the Board’s Corporate Governance Policies, which provide for the periodic rotation of committee assignments and committee chair positions while maintaining experienced leadership, the Board approved the following appointments effective February 1, 2014:

¡	Mr. Herz was appointed Chair of the Audit Committee
¡	Mr. Nicolaisen was appointed Chair of the Compensation, Management Development and Succession Committee

¡	Mr. Glocer was appointed Chair of the Operations and Technology Committee
¡	Mr. Wilkins was appointed to the Operations and Technology Committee

•

In 2013, we further consolidated the Board’s risk oversight structure by expanding the role of our Risk Committee to include oversight of operational risk, which was formerly the responsibility of our Operations and Technology Committee, and reputational risk, which was formerly the responsibility of our Audit Committee. The Board attends the quarterly Risk Committee meeting and receives reports from the Chief Financial Officer and Chief Risk Officer.

•	The Company enhanced the Corporate Political Activities Policy Statement. This policy, among other things:

¡	Addresses lobbying activities, which are managed by the Government Relations Department
¡

Addresses trade association participation and provides that Morgan Stanley informs its principal U.S. trade associations of our corporate policy prohibiting making U.S. political contributions and instructs such trade associations not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels

¡	Provides that the Nominating and Governance Committee of the Board has oversight responsibility for the Corporate Political Activities Policy Statement and the activities addressed by it

Corporate Governance Policies

Morgan Stanley’s corporate governance webpage at www.morganstanley.com/about/company/governance includes the Corporate Governance Policies that embody our commitment to best practices. The Board of Directors initially adopted the Corporate Governance Policies in 1995 and has revised them periodically since then to reflect evolving best practices and regulatory requirements, including the NYSE corporate governance listing standards and best practices at Morgan Stanley. Some of the key highlights of our Corporate Governance Policies include:

•	Directors have complete and open access to senior members of management and other employees of the Company
•

The Company’s Chief Risk Officer, Chief Financial Officer and Chief Legal Officer regularly attend all scheduled Board meetings as well as the heads of the Company’s operating units and other officers, which is critical to the Company’s succession planning

•	The Board regularly reviews with management the Company’s financial performance, strategy and business plans
•	Director equity ownership requirement, which helps to align director and shareholder interests
•	Non-management directors meet in executive sessions with the Lead Director presiding
•	The independent directors also meet in executive session at least once annually with the Lead Director presiding

In addition to the Corporate Governance Policies, our governance webpage includes the following:

• By-laws and Restated Certificate of Incorporation • Code of Ethics and Business Conduct • Policy Regarding Shareholder Rights Plan • Information Regarding the Equity Ownership Commitment	• Charters for Board Committees • Corporate Political Activities Policy Statement • Information Regarding the Integrity Hotline

•

Policy Regarding Communication by Shareholders and Other Interested Parties with the Board of Directors. Shareholders and other interested parties may contact any of our Company’s directors (including the Lead Director or non-management directors) by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Such communications will be handled in accordance with the procedures approved by the Company’s independent directors.

•

Policy Regarding Director Candidates Recommended by Shareholders. Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth in the policy to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, in order for director candidate recommendations to be considered for the 2015 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by November 28, 2014.

Hard copies of the materials described above are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

Director Independence

The Board has adopted Director Independence Standards, which are more stringent than the independence requirements outlined in New York Stock Exchange (NYSE) rules in certain respects, and delineate relationships that are deemed to impair independence and categories of relationships that are not deemed material for purposes of director independence. The Director Independence Standards, which are available on our public webpage at www.morganstanley.com/about/company/governance/cgpolicies.html, provide that for a director to be considered independent, a director must meet the following categorical standards:

1.	Employment and commercial relationships affecting independence.

A. Current Relationships. A director will not be independent if: (i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor; (iii) an immediate family member of the director (a) is a current employee of Morgan Stanley’s internal or external auditor and (b) personally works on Morgan Stanley’s audit; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B. Relationships within Preceding Three Years. A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Morgan Stanley; (ii) an immediate family member of the director is or was an executive officer of Morgan Stanley; (iii) the director or an immediate family member of the director was a (a) partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time; (iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any twelve-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or (v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

2.	Relationships not deemed material for purposes of director independence.

In addition to the provisions above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the Board in this determination, it has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership. A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.	B. Other Directorships. A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization or (ii) director or trustee (or similar position) of a tax exempt organization.
C. Ordinary Course Business. A relationship arising solely from transactions, including financial services transactions such as underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.	D. Contributions. A relationship arising solely from a director’s status as an executive officer of a tax exempt organization, and the contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues during the organization’s preceding fiscal year (matching of employee charitable contributions is not included in Morgan Stanley’s contributions for this purpose).
E. Products and Services. A relationship arising solely from a director utilizing products or services of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.	F. Professional, Social and Religious Organizations and Educational Institutions. A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.
G. Family Members. Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

The Board has determined that 12 of 15 of our current directors, who are all nominated for election (Messrs. Bowles, Davies, Glocer, Herz, Kidder, Kleinfeld and Nicolaisen, Ms. Olayan, Messrs. Owens and Sexton, Dr. Tyson and Mr. Wilkins), are independent in accordance with the Board-approved Director Independence Standards established under our Corporate Governance Policies. Mr. Gorman, our Chairman and CEO, and Messrs. Tanaka and Tamakoshi, who were designated pursuant to the Investor Agreement with MUFG, have not been determined independent.

To assess independence, the Board was provided with information about relationships between the independent directors (and their immediate family members and affiliated entities) and Morgan Stanley and its affiliates, including information about the director’s professional experience and affiliations. In making its determination as to the independent directors, the Board reviewed the categories of relationships between Morgan Stanley and the directors described above and the following specific relationships under those Director Independence Standards:

•

Commercial relationships (such as financial services offered by the Company to clients in the ordinary course of the Company’s business) in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers, that did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years (Messrs. Davies and Kleinfeld and Mss. Olayan and Tyson)

•

Director’s utilization of Morgan Stanley products and services offered by the Company as a client of the Company (such as Wealth Management brokerage accounts and investments in funds sponsored by the Company) in the ordinary course of the Company’s business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Herz, Kidder, Owens and Sexton and Dr. Tyson).

In determining Mr. Sexton’s independence, the Board (other than Mr. Sexton) considered that the Company provides Mr. Sexton with access to medical insurance, for which Mr. Sexton pays the full cost, and determined, consistent with NYSE rules and based upon the facts and circumstances, that the relationship is immaterial to Mr. Sexton’s independence.

The Board also determined that Roy J. Bostock, who served as a director for a portion of 2013 and did not stand for election at the 2013 annual meeting of shareholders, was independent during the time he served on the Board in 2013 prior to his retirement in May 2013, in accordance with the Director Independence Standards.

Director Attendance at Annual Meeting

The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All 14 directors who were on the Board at the time and Mr. Glocer, who was nominated for election at the time, attended the 2013 annual meeting of shareholders.

Board Meetings and Committees

Board Meetings

Our Board met 13 times during 2013. Each director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2013 while the director was a member. In addition to Board and committee meetings, our directors also discharge their duties through, among other things, informal group communications and discussions with the Lead Director, Chairman of the Board and CEO, members of senior management and others as appropriate regarding matters of interest.

Committees

The Board’s standing committees, their membership and the number of meetings in 2013 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at www.morganstanley.com/about/company/governance.

•

All members of the Audit Committee, the Compensation, Management Development and Succession (CMDS) Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees.

•

Each member of the CMDS Committee is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

•	The Board has determined that all members of the Audit Committee are “audit committee financial experts” within the meaning of current SEC rules.
•

All members of the Risk Committee and Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE.

Committee	Current Members		Primary Responsibilities	Meetings Held in 2013
Audit(1)	Robert Herz (Chair) Howard J. Davies Donald T. Nicolaisen O. Griffith Sexton	•	Oversees the integrity of the Company’s consolidated financial statements, compliance with legal and regulatory requirements and system of internal controls.	15
		•	Oversees risk management and risk assessment guidelines in coordination with the Board, Risk Committee and Operations and Technology Committee and reviews the major franchise, legal and compliance risk exposures of the Company.
		•	Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services.
		•	Oversees the qualifications and independence of the independent auditor and performance of the Company’s internal auditor and independent auditor.
		•	After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.
Compensation, Management Development and Succession(2)	Donald T. Nicolaisen (Chair) Erskine B. Bowles C. Robert Kidder Hutham S. Olayan	•	Annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and evaluates his performance in light of these goals and objectives.	12
		•	Determines the compensation of executive officers and other officers and employees as appropriate.
		•	Administers the Company’s equity-based compensation plans and cash-based nonqualified deferred compensation plans.
		•	Oversees plans for management development and succession.
		•	Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.
		•	Reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.
		•	See “Compensation Governance” and “Consideration of Risk Matters in Determining Compensation” herein.
Nominating and Governance(3)	James W. Owens (Chair) C. Robert Kidder Klaus Kleinfeld Rayford Wilkins, Jr.	•	Identifies and recommends candidates for election to the Board.	4
		•	Recommends committee structure and membership.
		•	Reviews annually the Company’s Corporate Governance Policies.
		•	Oversees the annual evaluation of the Lead Director, Board and its committees.
		•	Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.
		•	Reviews the Company’s policies regarding corporate political contributions, as well as the Company’s philanthropic programs and social responsibility and environmental matters.

Committee	Current Members		Primary Responsibilities	Meetings Held in 2013
Operations and Technology(4)	Thomas H. Glocer (Chair) Howard J. Davies Ryosuke Tamakoshi Rayford Wilkins, Jr.	•	Oversees the Company’s operations and technology strategy and significant investments in support of such strategy.	4
		•	Oversees risk management and risk assessment guidelines and policies regarding operations and technology risk.
Risk	Howard J. Davies (Chair) James W. Owens Masaaki Tanaka Laura D. Tyson	•	Oversees the Company’s risk governance structure.	8
		•	Oversees risk management and risk assessment guidelines and policies regarding market, credit, operational, reputational, liquidity and funding risk.
		•	Oversees risk tolerance, including risk tolerance levels and capital targets and limits.
		•	Oversees the Company’s capital, liquidity and funding.
		•	Oversees the performance of the Chief Risk Officer.

(1)	Effective February 1, 2014, Mr. Herz was appointed Chair, and Mr. Nicolaisen concluded service as Chair, of the Audit Committee.
(2)	Effective February 1, 2014, Mr. Nicolaisen was appointed Chair, and Mr. Bowles concluded service as Chair, of the CMDS Committee.
(3)	Effective August 1, 2013, Mr. Wilkins joined the Nominating and Governance Committee.
(4)

Effective May 14, 2013, Mr. Sexton concluded service on, and Mr. Glocer was appointed to, the Operations and Technology Committee. Effective February 1, 2014, Mr. Wilkins was appointed to, Mr. Glocer was appointed Chair of, and Mr. Nicolaisen concluded service as Chair and a member of, the Operations and Technology Committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.    The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any individual serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:

•	The composition of the Board;

•	The role of the Company’s independent Lead Director;

•	The Company’s strong corporate governance practices;

•	The CEO’s working relationship with the Board; and

•	The challenges specific to the Company.

The Board has determined that the appointment of a strong independent Lead Director (as described below), together with a combined Chairman and CEO, serve the best interests of the Company and its shareholders. By serving in both positions, the CEO and Chairman is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of CEO and Chairman ensures that the Company presents its message and strategy to shareholders, employees and clients with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

Lead Director.    The Corporate Governance Policies provide for an independent and active Lead Director that is appointed, and reviewed annually, by the independent directors with clearly defined leadership authority and responsibilities. Our Lead Director, Erskine B. Bowles, was appointed by our other independent directors and has responsibilities including:

•	Presiding at all meetings of the Board at which the Chairman is not present;

•	Having the authority to call, and lead, sessions composed only of non-management directors or independent directors;

•	Serving as liaison between the Chairman and the independent directors;

•	Advising the Chairman of the Board’s informational needs;

•	Approving the types and forms of information sent to the Board;

•	Approving Board meeting agendas and the schedule of Board meetings and requesting, if necessary, the inclusion of additional agenda items; and

•	Making himself available, if requested by major shareholders, for consultation and direct communication.

Independent Oversight of Management.    The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

The Board has a majority of independent and non-management directors.    Twelve of the 15 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Corporate Governance Policies and 14 of 15 director nominees are non-management directors. All of the Company’s directors are elected annually.

•

The Board’s key standing committees are composed solely of non-management directors.    The Audit Committee, the CMDS Committee, and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and Risk Committee consist of a majority of independent directors and include only non-management directors. The committees provide independent oversight of management.

•

The Board’s non-management directors meet regularly in executive session.    The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, at least annually, the independent directors meet in executive session. These sessions are chaired by the Lead Director.

Board Role in Risk Oversight.    Effective risk management is vital to the success of Morgan Stanley. The Board has oversight for the Company’s enterprise risk management framework, which integrates the roles of the Company’s risk management functions into a holistic enterprise to facilitate the incorporation of risk assessment into decision-making processes across the Company, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight.

•	The Risk Committee assists the Board in the oversight of:

¡	The Company’s risk governance structure;
¡	The Company’s risk management and risk assessment guidelines and policies regarding market, credit, operational, reputational and liquidity and funding risk;
¡	The Company’s risk tolerance, including risk tolerance levels and capital targets and limits;
¡	The Company’s capital, liquidity and funding; and
¡	The performance of the Chief Risk Officer, who reports to the CEO and the Risk Committee

•

The Audit Committee assists the Board in the oversight of the major franchise, legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposure, as well as, in coordination with the Risk Committee and the Operations and Technology Committee, guidelines and policies that govern the process for risk assessment and risk management.

•	The Operations and Technology Committee has responsibility for oversight of operations and technology risk.

•

The CMDS Committee works with the Chief Risk Officer and its independent compensation consultant to evaluate whether the Company’s compensation arrangements are consistent with the safety and soundness of the Company or encourage unnecessary or excessive risk-taking and whether any risks arising from the Company’s compensation arrangements are reasonably likely to have a material adverse effect on the Company. See “Executive Compensation – Consideration of Risk Matters in Determining Compensation.”

The Committees report to the entire Board on a regular basis.

The Board has also authorized the Firm Risk Committee, a management committee appointed and chaired by the CEO that includes the most senior officers of the Company, including the Chief Risk Officer, Chief Legal Officer and Chief Financial Officer, to oversee the Company’s global risk management structure. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, liquidity and funding, legal, compliance, operational, franchise and regulatory risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (2013 Form 10-K).

Assessment of Leadership Structure and Risk Oversight. The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses and his professional experience and leadership skills uniquely position him to serve as Chairman and CEO, while the Company’s Lead Director position enhances the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Lead Director and the Chairmen of the Audit, CMDS, Risk and Operations and Technology committees provide the appropriate leadership to help ensure effective risk oversight by the Board.

Director Compensation

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2013 with respect to his or her Board service.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roy J. Bostock*	39,583	—	—	—	—	39,583
Erskine B. Bowles	95,000	250,000	—	—	—	345,000
Howard J. Davies	115,000	250,000	—	—	—	365,000
Thomas H. Glocer	49,583	250,000	—	—	—	299,583
Robert H. Herz	79,097	250,000	—	—	—	329,097
C. Robert Kidder	125,000	250,000	—	—	—	375,000
Klaus Kleinfeld	84,306	250,000	—	—	—	334,306
Donald T. Nicolaisen	120,000	250,000	—	—	—	370,000
Hutham S. Olayan	85,000	250,000	—	—	—	335,000
James W. Owens	103,611	250,000	—	—	—	353,611
O. Griffith Sexton	88,472	250,000	—	—	—	338,472
Laura D. Tyson	85,694	250,000	—	—	—	335,694
Rayford Wilkins, Jr.	28,333	187,500	—	—	—	215,833

*	Mr. Bostock did not stand for election at the 2013 annual meeting of shareholders on May 14, 2013.

(1) Messrs. Gorman, Tamakoshi and Tanaka received no compensation during 2013 for Board service.

(2) Represents the portion of the annual Board and Board committee retainers that was earned or deferred at the director’s election during 2013. Cash retainers for service on the Board and a Board committee are paid semiannually in arrears for the period beginning at the 2013 annual meeting of shareholders and concluding at the 2014 annual meeting of shareholders (the 2013 service period). Amounts in the table represent (i) cash retainers earned for a portion of the 2012 service period (January 1, 2013 to May 14, 2013, the date of the 2013 annual meeting of shareholders) paid or deferred on May 14, 2013, (ii) cash retainers earned for a portion of the 2013 service period (May 15, 2013 to November 14, 2013, the six-month anniversary of the 2013 annual meeting of shareholders) paid or deferred on November 14, 2013, and (iii) cash retainers earned for a portion of the 2013 service period (November 15, 2013 to December 31, 2013) payable on May 13, 2014, the date of the 2014 annual meeting of shareholders (or, if earlier, upon termination from the Board). Mr. Glocer joined the Board on May 14, 2013 and, accordingly, his amounts in the table do not include cash retainers for a portion of the 2012 service period. Mr. Wilkins joined the Board on August 1, 2013 and, accordingly, his Board and committee retainers were prorated for service as described below.

The annual Board retainer for the 2013 service period for each director is $75,000. In addition, the Lead Director, each of the Board committee chairs and each Board committee member receives additional annual retainers for the 2013 service period, as set forth in the following table. Retainers are prorated when a director joins the Board or a committee at any time other than at the annual meeting of shareholders, provided that no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting. Directors do not receive meeting fees.

Position	Retainer ($)
Lead Director	30,000

Committee Chairs
Audit Committee	25,000
Compensation, Management Development and Succession Committee	20,000
Nominating and Governance Committee	20,000
Operations and Technology Committee	10,000
Risk Committee	20,000

Committee Members	10,000

Directors can elect to receive all or a portion of their retainers for the service period on a current basis in cash or shares of common stock or on a deferred basis in stock units under the Directors’ Equity Capital Accumulation Plan (DECAP). Directors receive dividend equivalents on stock units that are paid in the form of additional stock units. Messrs. Bostock, Davies, Herz, Kidder, Kleinfeld, Nicolaisen, Owens and Wilkins and Dr. Tyson received their retainers for the service period in cash on a current basis. Messrs. Bowles, Glocer and Sexton and Ms. Olayan deferred their retainers for the service period into stock units (Elective Units). Elective Units are not subject to vesting or cancellation.

On May 14, 2013, the date of the 2013 annual meeting of shareholders, each of Messrs. Bowles and Sexton and Ms. Olayan were granted a number of Elective Units in lieu of the remaining 50% of his or her cash retainers earned for the 2012 service period that began on May 15, 2012, the date of the 2012 annual meeting of shareholders, and payable on such date determined by dividing the dollar value of such cash retainers by $24.2693, the volume-weighted average price of the common stock on the grant date.

On November 14, 2013, the six-month anniversary of the date of the 2013 annual meeting of shareholders, each of Messrs. Bowles, Glocer and Sexton and Ms. Olayan were granted a number of Elective Units in lieu of the first 50% of his or her cash retainers earned for the 2013 service period and payable on such date determined by dividing the dollar value of such cash retainers by $30.1949, the volume-weighted average price of the common stock on the grant date.

(3) Represents the aggregate grant date fair value of the annual stock unit award for the 2013 service period and, with respect to Mr. Wilkins, a prorated initial stock unit award granted during 2013, determined in accordance with the applicable accounting guidance for equity-based awards. The aggregate grant date fair value of annual stock units granted on May 14, 2013 for the 2013 service period is based on $24.2693, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of the initial stock units granted to Mr. Wilkins on September 3, 2013 is based on $26.2370, the volume-weighted average price of the common stock on the grant date. For further information on the valuation of these stock units, see notes 2 and 18 to the consolidated financial statements included in the 2013 Form 10-K.

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the date of the annual meeting of shareholders. The grant date fair value of the initial equity award is $250,000, prorated for service until the annual meeting. The grant date fair value of the annual equity award is $250,000. Initial and annual equity awards are granted in the form of 50% stock units that do not become payable until the director retires from the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). Initial equity awards are fully vested upon grant. Annual equity awards are subject to monthly vesting until the one-year anniversary of the grant date. On May 14, 2013, the date of the 2013 annual meeting of shareholders, directors received their annual equity awards for the 2013 service period in the form of 10,301.08 stock units (determined by dividing $250,000 by $24.2693), which were allocated 50% to Career Units and 50% to Current Units. With respect to Career Units, directors may elect to extend deferral beyond retirement from the Board, subject to specified limitations. With respect to Current Units, directors may choose to defer receipt of the shares underlying Current Units beyond the anniversary of grant and may choose the form of distribution (lump sum or installment payments).

(4) The following table sets forth the aggregate number of shares underlying DECAP stock units and stock options outstanding at December 31, 2013.

Name	Stock Units (#)	Stock Options (#)(a)
Roy J. Bostock	19,186	—
Erskine B. Bowles	106,986	—
Howard J. Davies	52,727	7,049
Thomas H. Glocer	11,745	—
Robert H. Herz	18,108	—
C. Robert Kidder	65,920	9,374
Klaus Kleinfeld	19,212	—
Donald T. Nicolaisen	69,997	—
Hutham S. Olayan	99,134	—
James W. Owens	41,482	—
O. Griffith Sexton	98,575	—
Laura D. Tyson	39,932	7,049
Rayford Wilkins, Jr.	7,158	—

(a)	Directors were awarded stock options annually under DECAP until February 8, 2005, at which point stock option awards were discontinued.

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy (Policy) requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions), where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the Policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain Transactions are not subject to the Policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.

Certain Transactions

Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans or other extensions of credit by our subsidiaries. These extensions of credit are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

Each of MUFG and State Street Corporation (State Street) beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2013, we engaged in transactions in the ordinary course of business with each of MUFG and State Street and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management, lending, securitization and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

As part of the global strategic alliance between MUFG and the Company, the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (MSMS), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the “Joint Venture”). MSMS has continued its sales and trading and capital markets business conducted in Japan. The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise.

Beneficial Ownership of Company Common Stock

Executive Equity Ownership Commitment

Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment that requires them to retain common stock and equity awards equal to 75% of common stock received from equity awards (less allowances for the payment of any option exercise price and taxes) granted to them for service on the Operating Committee. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock price performance. None of our executive officers have prearranged trading plans under SEC Rule 10b5-1. Executive officers also are prohibited from engaging in hedging strategies or selling short or trading derivatives involving Morgan Stanley securities.

Director Equity Ownership Requirement

As indicated under “Director Compensation,” our independent directors generally receive an equity award upon initial election to the Board and receive an annual equity award thereafter with a grant date fair value of $250,000 (prorated in the case of the initial award) as part of their director compensation. 50% of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election), which fosters a long-term ownership view.

Stock Ownership of Executive Officers and Directors

We encourage our directors, executive officers and employees to own our common stock; owning our common stock aligns their interests with those of shareholders.

The following table sets forth the beneficial ownership of common stock as of February 28, 2014 by our CEO and the other executive officers named in the “2013 Summary Compensation Table” (our named executive officers or NEOs), directors and director nominees, and by all our directors and executive officers as of February 28, 2014, as a group. As of February 28, 2014, none of the common stock beneficially owned by our directors and NEOs was pledged.

Name	Shares(1)	Underlying Stock Units(2)	Subject to Stock Options Exercisable within 60 Days	Total(3)
NAMED EXECUTIVE OFFICERS
James P. Gorman	434,821	658,153	998,096	2,091,070
Ruth Porat	626,718	193,174	205,764	1,025,656
Gregory J. Fleming	318,487	223,736	209,969	752,192
Colm Kelleher	112,516	291,039	475,051	878,606
James A. Rosenthal	139,195	169,769	246,019	554,983

DIRECTORS
Erskine B. Bowles	1,000	107,166	—	108,166
Howard J. Davies	24,955	52,816	7,049	84,820
Thomas H. Glocer	1,000	11,764	—	12,764
Robert H. Herz	7,775	18,138	—	25,913
C. Robert Kidder	84,481	66,031	9,374	159,886
Klaus Kleinfeld	8,843	19,244	—	28,087
Donald T. Nicolaisen	—	70,115	—	70,115
Hutham S. Olayan	8,000	99,301	—	107,301
James W. Owens	5,000	41,551	—	46,551
O. Griffith Sexton	633,934	98,741	—	732,675
Ryosuke Tamakoshi(4)	—	—	—	—
Masaaki Tanaka(4)	—	—	—	—
Laura D. Tyson	46,183	39,999	7,049	93,231
Rayford Wilkins, Jr.	—	7,170	—	7,170

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF FEBRUARY 28, 2014 AS A GROUP (21 PERSONS)	2,490,605	2,384,859	2,413,716	7,289,180

(1) Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares, except with respect to the following shares owned indirectly through family trusts, the sole beneficiaries of which are family members, and custodial accounts: Mr. Gorman – 36,958 shares, 1,400 shares of which he disclaims ownership; Mr. Fleming – 104,550 shares; Mr. Rosenthal – 138,643 shares; Mr. Bowles – 1,000 shares; and Mr. Herz – 47 shares.

(2) Shares of common stock held in a trust (Trust) corresponding to certain outstanding restricted stock units (RSUs). Directors and executive officers may direct the voting of the shares corresponding to such RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information about the Annual

Meeting – How Do I Submit Voting Instructions for Shares Held in Employee Plans?” Excludes long-term incentive program awards granted in 2013 and 2014 and performance stock units granted in prior years because executive officers may not direct the voting of any shares corresponding to such awards prior to settlement of the applicable award.

(3) Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of February 28, 2014 beneficially owned less than 1% of the common stock outstanding.

(4) Messrs. Tamakoshi and Tanaka were designated by MUFG and elected to the Board pursuant to the Investor Agreement. They are not compensated by Morgan Stanley for their service on the Board. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.

Principal Shareholders

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
MUFG(2) 7-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8330, Japan	435,269,905	22.1%
State Street(3) One Lincoln Street, Boston, MA 02111	138,507,978	7.0%

(1) Percentages based upon the number of shares of common stock outstanding as of the record date, March 17, 2014, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2 and 3 below.

(2) Based on the amended Schedule 13D dated October 3, 2013 filed by MUFG. The amended Schedule 13D discloses that MUFG had sole dispositive and sole voting power with respect to the beneficially owned shares reported, including 3,252,753 shares held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of September 27, 2013 for which MUFG disclaims beneficial ownership.

(3) Based on the Schedule 13G filed on February 3, 2014 (as of December 31, 2013) by State Street and State Street Bank and Trust Company, each acting in various fiduciary and other capacities. The Schedule 13G discloses that State Street had shared dispositive power as to 138,507,978 shares and shared voting power as to 137,857,807 shares; and that 77,618,422 shares beneficially owned by State Street Bank and Trust Company, a subsidiary of State Street, are held as trustee on behalf of the Trust that holds shares of common stock underlying certain restricted stock units awarded to employees under various of the Company’s equity-based plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. The Company believes that our reporting persons complied with all Section 16(a) filing requirements, except that two transactions that occurred for Mr. Fleming on January 28, 2013 and January 30, 2013 were reported on a Form 4 filed on February 7, 2013.

Executive Compensation

Compensation Governance

The CMDS Committee currently consists of four (4) directors, including our Lead Director, all of whom are independent members of the Board under the NYSE listing standards and the independence requirements of the Company. The CMDS Committee operates under a written charter adopted by the Board. The CMDS Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the NEOs. In addition, the CMDS Committee administers the Company’s equity incentive plans and cash-based nonqualified deferred compensation plans, including reviewing and approving grants to executive officers. Information on the CMDS Committee’s processes, procedures and analysis of NEO compensation for 2013 is addressed in the “Compensation Discussion and Analysis” (CD&A).

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•

Retains its own independent compensation consultant to provide advice to the CMDS Committee on executive compensation matters and evaluates the independence of such consultant and other advisors as required by any applicable law, regulation or listing standard. The independent compensation consultant generally attends all CMDS Committee meetings, reports directly to the CMDS Committee Chair and regularly meets with the CMDS Committee without management present. In addition, the Chair of the CMDS Committee regularly engages with the CMDS Committee’s compensation consultant, without management, outside of the CMDS Committee meetings.

•	Regularly reviews the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives.

•	Regularly reviews the Company’s achievements with respect to execution of long-term strategy and evaluates executive performance in light of such achievements.

•	Regularly reviews legislative and regulatory developments affecting compensation in the U.S. and globally.

•

Annually reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

•

Grants senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year both on a year-over-year basis and as compared to our key competitors.

•	Oversees plans for management development and succession.

•	Regularly meets throughout the year and regularly meets in executive session without the presence of management or its compensation consultant.

•	Receives materials for meetings in advance, and the Chair of the CMDS Committee participates in pre-meetings with management to review the agendas and materials.

•	Regularly reports on its meetings to the Board.

As mentioned above, to perform its duties, the CMDS Committee retains the services of a qualified and independent compensation consultant that possesses the necessary skill, experience and resources to meet the CMDS Committee’s needs and that has no relationship with the Company that would interfere with its ability to provide independent advice. The CMDS Committee’s compensation consultant, Pay Governance, assists the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and advises the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design. Other than the aforementioned consulting services, Pay Governance does not provide other services to the Company or its executive officers. The Company has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the CMDS Committee.

The Company’s Human Resources department acts as a liaison between the CMDS Committee and its independent consultant and also prepares materials for the CMDS Committee’s use in making compensation decisions. Separately, the Human Resources department may itself engage third-party compensation consultants to assist in the development of compensation data and analyze potential compensation structures to inform and facilitate the CMDS Committee’s deliberations.

The principal compensation plans and arrangements applicable to our NEOs are described in the CD&A and the tables in the “Executive Compensation” section. The CMDS Committee may delegate the administration of plans and arrangements as appropriate, including to executive officers of the Company and members of the Company’s Human Resources department. The CMDS Committee may also create subcommittees with authority to act on its behalf. Significant delegations made by the CMDS Committee include the following:

•

The CMDS Committee has delegated to the Equity Awards Committee (which consists of the CEO) its authority to make special new hire and retention equity awards; however, this delegation of authority does not extend to awards to our executive officers and certain other senior executives of the Company. Awards granted by the Equity Awards Committee are subject to a share limit imposed by the CMDS Committee and individual awards are reported to the CMDS Committee on a regular basis.

•

The CMDS Committee has delegated to the Chief Operating Officer its authority to administer the Company’s cash-based nonqualified deferred compensation plans, including the Morgan Stanley Compensation Incentive Plan (discussed in the CD&A); however, the CMDS Committee has sole authority relating to grants of cash-based nonqualified deferred compensation plan awards to, or amendments to such awards held by, executive officers and certain other senior executives, material amendments to any such plans or awards, and the decision to implement certain of these plans in the future.

Our executive officers do not engage directly with the CMDS Committee in setting the amount or form of executive officer compensation. However, as discussed in the CD&A, as part of the annual performance review for our executive officers other than the CEO, the CMDS Committee considers our CEO’s assessment of each executive officer’s individual performance, as well as the performance of the Company and our CEO’s compensation recommendations for each executive officer, other than himself.

Annual equity and cash-based incentive awards are typically granted by the CMDS Committee after the end of the year. This schedule coincides with the time when year-end financial results are available and the CMDS Committee can evaluate individual and Company performance as described in the CD&A. Special equity and cash-based incentive awards are generally approved on a monthly basis; however, they may be granted at any time, as deemed necessary for new hires, promotions or recognition or retention purposes. We do not coordinate or time the release of material information around our grant dates in order to affect the value of compensation.

Consideration of Risk Matters in Determining Compensation

The CMDS Committee works with the Company’s Chief Risk Officer and the CMDS Committee’s independent compensation consultant to evaluate whether the Company’s compensation arrangements encourage unnecessary or excessive risk-taking and whether risks arising from the Company’s compensation arrangements are reasonably likely to have a material adverse effect on the Company. Morgan Stanley is a financial institution that engages in significant trading and capital market activities that are subject to market and other risks. The Company employs risk management practices, including trading limits, marking-to-market positions, stress testing and employment of models. The Company believes in pay-for-performance and as a result also evaluates its compensation programs to recognize these risks.

In 2013, the Chief Risk Officer met with representatives from the Company’s Human Resources and Legal departments to evaluate each compensation program across each of the Company’s major areas – Institutional Securities, Wealth Management, Investment Management and Company/Infrastructure – and to identify whether there were any material risks to the Company arising from such compensation programs, including those programs in which our NEOs participate. The review covered numerous programs, including equity and cash-based deferred compensation programs, discretionary bonus programs and performance-based formulaic bonus programs. The working group reviewed a number of factors, including the eligibility, form of payment, applicable performance measures, vesting, clawback and cancellation provisions and governance and oversight aspects of each program.

In 2013, the Chief Risk Officer concluded that Morgan Stanley’s current compensation programs do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The following are among the factors considered in making his determination:

•	Our balance of fixed compensation and discretionary compensation;

•	Our balance between short-term and long-term incentives;

•	Our mandatory deferrals into both equity-based and cash-based incentive programs;

•	The governance procedures followed in making compensation decisions, including our rigorous up-front risk adjustment process for assessing performance based on financial, capital and risk metrics;

•	The risk-mitigating features of our awards, such as cancellation and clawback provisions; and

•	Our equity ownership commitment.

The Chief Risk Officer reviewed his findings with the CMDS Committee and its independent compensation consultant. It is intended that the Chief Risk Officer will continue to evaluate any new incentive arrangements for the NEOs and material arrangements for other employees, report periodically to the CMDS Committee and be involved in the design and assessment of our incentive arrangements to the extent appropriate or required under applicable law.

In addition to the foregoing, together with senior management, the CMDS Committee oversees the Company’s controls regarding the year-end compensation process. These controls are structured to help eliminate incentives for excessive risk-taking and have been designed to be consistent with the Federal Reserve Board’s principles for safety and soundness. Such controls include:

•	Sizing the incentive compensation pool to more fully consider risk-adjusted returns, compliance with risk limits and the market and competitive environment;

•	Allocating the incentive compensation pool among businesses after consideration of the businesses’ returns on certain financial and return on capital metrics;

•	For more senior-level employees, delivering a substantial portion of compensation in mandatory multi-year deferrals subject to clawback and cancellation provisions; and

•

Directing compensation managers to consider clawback and cancellation events and an employee’s risk management activities and outcomes in making compensation decisions; and undertaking a rigorous review process by the independent control functions to identify potential clawback and cancellation situations.

Compensation Discussion and Analysis

The CD&A is comprised of the following sections:

I.	Executive Summary

The Compensation, Management Development and Succession (CMDS) Committee of the Board is responsible for the pay structure and decisions that are outlined in this CD&A. The CMDS Committee considers multiple factors to ensure that the compensation program is highly motivating, competitive, and shareholder-aligned and reflects best practices in corporate governance, risk management and regulatory principles. The CMDS Committee, with the advice of its independent compensation consultant, Pay Governance, places performance at the forefront of the executive compensation program. This performance orientation is demonstrated in the structure of executive compensation, the performance results that drive compensation decisions, and the resulting executive compensation decisions for the CEO, James Gorman, and the other NEOs.

I.A.  2013 Performance Highlights

The CMDS Committee considered business results, strategic execution and shareholder returns in its assessment of 2013 results. Continued improvement in the Company’s business results relative to 2012 and the achievement of significant strategic milestones resulted in industry leading shareholder returns for 2013. Section III.B contains more details about Company performance; see also Section V. “Notes to the Compensation Discussion and Analysis.”

Business Results(1)(2)

•

Net Revenues and income from continuing operations applicable to Morgan Stanley increased in 2013 from 2012, both as reported and excluding the impact of Debt Valuation Adjustment (commonly referred to as “DVA”)(3)

•	Institutional Securities

¡	Continued top rankings in advisory and equity underwriting within Investment Banking(4)

¡	Equity Sales and Trading remains a top franchise in the industry

¡	Performance below expectations in Fixed Income and Commodities Sales and Trading, with plans for improvement

•	Wealth Management reported record net revenues and achieved pre-tax margin goals

•	Investment Management had strong performance against investment benchmarks and its highest level of income from continuing operations applicable to Morgan Stanley since 2007

Summary of Company Results
$ Millions
	As Reported		Excluding DVA(3)(5)
	2012	2013	2012	2013
Net Revenues	26,102	32,417	30,504	33,098

Income from Continuing Operations Applicable to Morgan Stanley	138	2,975	3,256	3,427

Return on Equity(5)	0%	4%	5%	5%

Return on Equity excluding certain expenses/benefits(6)(7)				6%

Summary of Business Segment Results
$ Millions
	Institutional Securities							Wealth Management		Investment Management
	As Reported				Excluding DVA(3)(8)			As Reported		As Reported
	2012		2013		2012	2013		2012	2013	2012	2013
Net Revenues	11,025		15,443		15,427	16,124		13,034	14,214	2,219	2,988

Income (Loss) From Continuing Operations Before Taxes	(1,688)		869	*	2,714	1,550	*	1,622	2,629	590	984

Pre-Tax Profit Margin(5)(9)	(15%	)	6%		18%	10%		12%	18%	27%	33%

*	Institutional Securities income from continuing operations before taxes in 2013 was negatively impacted by a year-over-year increase in litigation expenses of $1.4 billion (pre-tax) related to residential mortgage-backed securities and credit crisis matters.

Strategic Execution

•	Morgan Stanley continued to execute its strategy and made progress on the key strategic objectives that were expressed as part of the strategic update at the beginning of 2013

Strategic Objective	2013 Achievement

Acquire 100% of Wealth Management joint venture	Completed acquisition in June 2013, a year ahead of schedule

Achieve Wealth Management margin goals through expense management; exceed through revenue growth	Increased Wealth Management pre-tax margin(5) from 14%(9) in 2012 (adjusted for non-recurring costs) to 18% in 2013, exceeding our 2013 mid-teens target

Significantly reduce risk-weighted assets (RWAs) in Fixed Income and Commodities	Reduced Basel III RWAs in Fixed Income and Commodities(10) from $280 billion at year-end 2012 to $210 billion at year-end 2013 (excluding lending), exceeding year-end target of $235 billion

Sale of Oil Merchanting business in Commodities	Announced sale of International Oil Merchanting business; expected to close in second half of 2014

Begin capital return to shareholders through stock buyback	Announced stock buyback in July 2013

Drive expenses lower	Company adjusted expense ratio (excluding DVA) improved from 84% in 2012 to 79% in 2013(11)

Grow earnings through Morgan Stanley specific opportunities	Morgan Stanley Banks will support significant growth opportunity in net interest income and lending growth in Wealth Management and Institutional Securities

Achieve returns that meet and exceed cost of capital	Successful execution of strategic initiatives will drive Return on Equity (ROE) improvements

Shareholder Returns

•	Morgan Stanley shareholders benefited in 2013 from strong business results and strategic execution

¡         Stock price increased from $19.62 to $31.36 during 2013

¡         Total shareholder return (TSR)(12) on an absolute basis was 65%, substantially outperforming the average of nine largest global competitors and the S&P 500 Financials Index

¡         Initial share repurchase program of $500 million commenced

I.B.  Executive Compensation Structure and Target CEO Compensation Range

Our executive compensation program rewards achievement of Morgan Stanley’s financial and strategic objectives in addition to individual performance. The ultimate pay opportunities for the CEO and other NEOs are based upon the CMDS Committee’s judgment. This judgment is informed by the CMDS Committee’s assessment of the Company’s business results, strategic execution and shareholder returns described herein to create strong alignment with shareholders.

Pay opportunity in a given year is delivered in a combination of base salary, cash bonus, deferred cash, restricted stock units (RSUs) and a long-term incentive program (LTIP) award in the form of performance stock units. The vast majority of the pay opportunity is deferred, and the pay opportunity is heavily weighted toward deferred equity awards that are subject to future stock price performance, cancellation and clawback and, in the case of LTIP awards, future achievement of specified financial targets. Sections IV.B and IV.C contain more detail about the elements of the compensation program.

In 2012, the Committee established a target range for the CEO pay opportunity of $20 million for superior performance to $10 million for performance substantially below expectations. This target range serves as a guideline for the Committee and is reviewed by the Committee each year. To inform its decision-making with respect to the appropriate target range, the CMDS Committee considers compensation information for peer companies as described in Section III.B under “Benchmarking Target CEO Pay.” In 2013, the Committee approved the 2013 target range at the same level as 2012. The 2013 CEO pay opportunity was evaluated based on the CMDS Committee’s assessment of Morgan Stanley’s performance and Mr. Gorman’s individual performance as described in Section I.C.

I.C.  2013 CEO Performance and Compensation Decision

Our strong business results, strategic execution and shareholder returns are reflected in the 2013 pay decisions for the CEO and other NEOs. 2013 CEO compensation was based on the CMDS Committee’s assessment of Morgan Stanley’s performance as strong, with room for continued progress, and Mr. Gorman’s individual performance as exceeding expectations. The Committee’s overall assessment was that the CEO, through strong leadership and commitment, substantially improved the Company’s strategic positioning. The results of this repositioning started to be realized in the Company’s performance for 2013. As a result, the CMDS Committee determined that Company and individual performance warranted a pay opportunity for Mr. Gorman of $18 million for 2013 driven by the following key factors:

•	Industry-leading return to shareholders and improved perceived credit quality, observed through Morgan Stanley’s credit default swap spreads

•

Achievement of important strategic initiatives, including the completion of the acquisition of the Wealth Management joint venture ahead of schedule, RWA reduction ahead of target and expense control program on target

•

Improved financial performance relative to 2012, including exceeding profitability goals in Wealth Management, strong performance within Institutional Equities and Investment Banking in Institutional Securities and the highest level of income from continuing operations applicable to Morgan Stanley in Investment Management since 2007

•	Commencement of an initial share buyback program

•	Room for continued progress on ROE

The CMDS Committee has applied a consistent approach to align pay with performance. For 2012, the CEO pay opportunity was $9.75 million, which was 35% below both the middle of the target range and competitive levels to reflect performance substantially below expectations. The 2013 CEO pay opportunity of $18 million is 20% above the middle of the target range and 85% higher than the 2012 pay opportunity to reflect strong business results, strategic execution and shareholder returns. The alignment of pay and performance in the compensation program is demonstrated by the cancellation of the 2009 performance stock units granted to Mr. Gorman and the other NEOs for failure to meet performance goals over the 2010-2012 period, and payment of the 2010 performance stock units at 62.5% of target for below target performance over the 2011-2013 performance period.

Similar to the process for determining CEO compensation, the CMDS Committee weighed the Company’s overall business performance, performance for shareholders and accomplishment of strategic initiatives to establish compensation for the remaining NEOs. Section III.B contains more details about individual NEO performance and Section IV.A contains the 2013 compensation decisions for each NEO.

I.D.  2013 CEO Compensation Elements

Mr. Gorman’s pay opportunity was delivered in a combination of base salary, cash bonus, deferred cash, deferred equity, and LTIP award, as outlined in the chart below. A significant portion of the pay opportunity is deferred, awarded in equity and subject to future-oriented performance goals. We believe this approach to executive compensation is consistent with shareholder alignment, executive motivation, best practices and regulatory principles.

*	The CEO pay opportunity of $18 million is the amount the CMDS Committee awarded to the CEO in early 2014 for 2013 performance. This amount differs from, but is not a replacement for, the disclosure required in the “2013 Summary Compensation Table.”

The NEOs received their 2013 compensation in the same form as described in the chart above. Section IV.A contains the 2013 compensation decisions for each NEO.

I.E.  “Say on Pay” Vote in 2013 and Shareholder Engagement

Morgan Stanley is committed to open and ongoing communication with our shareholders, and takes the opportunity to engage with shareholders to understand their perspective and provide information about Morgan Stanley’s programs, performance assessment, and decision-making process. Morgan Stanley holds an advisory vote on executive compensation (“Say on Pay”) each year.

A significant majority of the votes cast at the May 2013 annual meeting of shareholders were in favor of the “Say on Pay” proposal. In anticipation of the 2014 “Say on Pay” vote, Company management solicited feedback from shareholders and from proxy advisory firms on the Company’s 2013 compensation program and conveyed the feedback received and the results of the 2013 “Say on Pay” vote to the CMDS Committee.

The CMDS Committee will continue to factor shareholder feedback, including the “Say on Pay” vote results, into its consideration of executive compensation structure and determination of NEO pay levels. In 2013, Morgan Stanley enhanced three elements of its compensation program, in part to reflect shareholder feedback by:

1.	Working with our CEO to amend his employment letter to eliminate a clause dating from prior to his hire in 2006 that obligated Morgan Stanley to make a gross-up payment for any “golden parachute” excise taxes due upon a change-in-control of Morgan Stanley

2.	Reducing the maximum payout of our LTIP for superior performance from 2.0 times target to 1.5 times target, and reducing the maximum payout on the TSR portion to 1.0 times target if TSR is negative

3.	Adding an additional provision that allows clawback of awards if a senior executive had significant responsibility for a material adverse outcome for the Company, even absent misconduct

II.	Compensation Objectives and Strategy

Morgan Stanley is committed to responsible and effective compensation programs. The CMDS Committee continually evaluates the Company’s compensation programs with a view toward balancing the following key objectives, all of which support shareholders’ interests:

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Deliver Pay for Sustainable Performance.    Our executive compensation program emphasizes discretionary variable annual performance compensation and long-term incentive compensation (LTIP awards) with specific financial targets. Variable annual performance compensation and long-term incentive compensation are adjusted year-over-year to appropriately reward annual achievement of the Company’s financial and strategic objectives. In addition, long-term incentive compensation serves shareholders’ interests by conditioning vesting upon future performance that executes on the Company’s long-term business strategy. The structure of the Company’s compensation program balances the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance.

•

Align Executive Compensation with Shareholders’ Interests.    The Company delivers a significant portion of incentive compensation in deferred equity awards to align employee interests with those of shareholders. The CMDS Committee believes that linking compensation amounts to performance and delivering annual and long-term incentives primarily as deferred equity awards that are impacted, up or down, by future stock price performance and are subject to cancellation and clawback over a multi-year period helps motivate executives to achieve financial and strategic goals. In addition, members of the Operating Committee are required to retain shares and equity awards at least equal to 75% of the after-tax shares they receive as compensation for service on the Operating Committee. Executives are also prohibited from engaging in hedging strategies, selling short or trading derivatives with Company securities. These policies tie a significant portion of our executive officers’ compensation directly to the Company’s stock price. Our executives also do not engage in pre-established written plans for trading in Company securities, commonly referred to as “Rule 10b5-1 programs.”

•

Attract and Retain Top Talent.    The Company competes for talent globally with investment banks, commercial banks, brokerage firms, hedge funds and other companies offering financial services, and the Company’s ability to sustain or improve its position in this highly competitive environment depends substantially on our ability to continue to attract and retain the most qualified employees. In support of our recruitment and retention objectives, we continually monitor competitive pay levels and we structure our incentive awards to include vesting, deferred payment, and cancellation and clawback provisions that protect the Company’s interests.

•

Mitigate Excessive Risk-Taking.    The CMDS Committee is committed to responsible and effective compensation programs that mitigate excessive risk-taking by employees. The CMDS Committee is advised by the Company’s Chief Risk Officer and the CMDS Committee’s independent compensation consultant to help ensure that the structure and design of compensation arrangements disincentivize unnecessary or excessive risk-taking that threatens the Company’s interests or gives rise to risk that could have a material adverse effect on the Company. The Chief Risk Officer evaluated Morgan Stanley’s current compensation programs and determined that such programs do not encourage such behavior, due in part to (i) our balance of fixed compensation and variable compensation; (ii) our balance between short-term and long-term incentives; (iii) our mandatory deferrals into both equity-based and cash-based incentive programs; (iv) the governance procedures followed in making compensation decisions; (v) the risk-mitigating features of our awards, such as cancellation and clawback provisions; and (vi) our equity ownership commitment. (See also “Compensation Governance – Consideration of Risk Management in Determining Compensation.”)

III.	Framework for Making Compensation Decisions

III.A.	Factors Considered in 2013 Compensation Decisions

The 2013 compensation of the NEOs was determined at the discretion of the CMDS Committee after consideration of Company business results and strategic performance and individual performance, as well as competitor compensation data and, with respect to the CEO, benchmarking data, and other considerations set forth below.

•

Company and Individual Performance Review.    To inform its use of discretion in determining NEO compensation for 2013, the CMDS Committee evaluates Company and individual performance. The CMDS Committee does not utilize formulaic or non-formulaic financial performance goals or targets, and performance metrics are not assigned any specific weighting for purposes of determining the compensation awarded to the CEO or other NEOs. As market conditions and the macroeconomic environment impact the financial services industry and can change dramatically during a year, the CMDS Committee assesses financial performance at the end of the year in light of the most recent facts and circumstances.

For 2013, the CMDS Committee evaluated Company performance against a number of financial and market metrics on an absolute basis and relative to a comparison group comprised of Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG, and Wells Fargo & Company (Comparison Group). Our Comparison Group consists of companies that either directly compete with us for business and/or talent or are global organizations with scope, size or other characteristics similar to those of the Company. No single financial or market metric controlled compensation decisions; rather, competitor data were used to help the CMDS Committee better understand Company performance.

•

Performance Priorities.    The CMDS Committee and the full Board review performance priorities at the beginning of each year to guide their evaluation of Company and individual performance throughout the year. To inform its use of discretion in determining NEO compensation for 2013, the CMDS Committee reviewed performance priorities in the following areas:

•	Financial performance;

•	Business performance and development for each primary business unit;

•	The strategic alliance with MUFG;

•	Financial and operational risk management controls;

•	Operations and technology & data infrastructure; and

•	Board assessment of strategy and reputation.

These performance priorities are a directional assessment made at the beginning of the year and their attainment or non-attainment does not correspond to any specific compensation decision.

•

Market Data and Review.    The Company uses the Comparison Group to understand market practices and trends and to evaluate the competitiveness of our compensation programs and inform its discretionary compensation decisions. Throughout the year, the CMDS Committee reviewed analyses of our competitors’

pay levels, including historical compensation data obtained from public filings and compensation surveys conducted by consultants on an unattributed basis, as well as compensation plan design. The market compensation information considered by the CMDS Committee is either prepared or validated by its independent compensation consultant.

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Benchmarking Target CEO Pay.    The CMDS Committee, in consultation with its independent compensation consultant, established a target range for 2013 compensation for the CEO of $20 million for superior performance to $10 million for performance substantially below expectations. To inform its decision-making with respect to the appropriate target range, the CMDS Committee reviewed 2012 compensation levels for the following two sample groups which are intended to reflect institutions of similar size, scope and complexity: (i) the 12 financial companies in the S&P 100 (Allstate, American Express, Bank of New York Mellon, Capital One Financial, MasterCard, MetLife, US Bancorp and the five U.S. companies within the Comparison Group) and (ii) the five U.S. companies within the Comparison Group. The CMDS Committee then utilized the range of results as a benchmark from which to set a target range for 2013 compensation for the CEO.

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Input and Recommendations from the CEO, Independent Directors and CMDS Committee’s Independent Consultant.    At the end of the year, Mr. Gorman presented the CMDS Committee with a performance assessment and compensation recommendations for each NEO other than himself. The CMDS Committee reviewed these recommendations with the CMDS Committee’s independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their compensation. In addition, the CMDS Committee reviewed proposed CEO incentive compensation with the full Board (other than Mr. Gorman) in executive session.

•

Compensation Expense Considerations.    Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, benefits and commissions) and incentive compensation as a subset of overall compensation expense. This furthers the balancing of the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance.

•

Global Regulatory Principles.    The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. Throughout 2013, senior management briefed the CMDS Committee on relevant regulatory developments, including with regard to the mix of incentive compensation and the portion of compensation that should be deferred for certain populations, as well as principles of balanced risk-taking. For example, the Company is subject to the Federal Reserve’s guidance that is designed to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the organizations’ safety and soundness. The Company is also subject to the current and pending compensation-related provisions of the Dodd-Frank Act and the remuneration code of the U.K. Prudential Regulatory Authority which prescribes the deferred compensation structure for certain employees who are identified as “Code Staff.”

•

Relative Pay Considerations.    We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incent our people to aspire to senior executive roles. At year-end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and between the NEOs and other members of the Operating Committee.

•

Clawback Policies and Procedures.    In 2008, Morgan Stanley implemented a clawback for a substantial portion of incentive compensation, and in the years since, we have expanded the application of the clawback to cover all incentive compensation awards and a broad scope of employee behavior. (See Section IV.B “2013 Annual Compensation Program Details.”) The Company’s independent control functions (the Internal

Audit, Legal, Risk, Human Resources and Finance departments) take part in an enhanced, formalized review process for identifying and evaluating situations occurring throughout the course of the year that could require clawback or cancellation of previously awarded compensation, as well as adjustments to current year compensation. Clawbacks of previously awarded compensation are reviewed quarterly with a committee of senior management and reported to the CMDS Committee. In addition, the CMDS Committee adopted a policy in 2012 that sets forth standards for managers on the use of discretion when making annual compensation decisions and considerations for assessing risk management and outcomes.

•

Tax Deductibility.    Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the tax deductibility of compensation for certain executive officers (other than the CFO) that is more than $1 million, unless the compensation qualifies as “performance-based.” While our policy, in general, is to maximize the tax deductibility of compensation paid to executive officers covered under Section 162(m), the CMDS Committee nevertheless may authorize awards or payments that might not be tax deductible if it believes they are in the best interests of the Company and its shareholders. To qualify as “performance-based” compensation, the award must be based on objective, pre-established performance criteria approved by shareholders or otherwise qualify as “performance-based” under Section 162(m).

III.B.	Evaluating Company and Individual Performance

The CMDS Committee considered the factors described below in determining compensation for our NEOs: Mr. Gorman, the CEO; Ms. Porat, the Chief Financial Officer; Mr. Fleming, the President of Wealth Management and Investment Management; Mr. Kelleher, the President of Institutional Securities; and Mr. Rosenthal, the Chief Operating Officer.

•

Company Financial Performance(1)(2) Management reviewed the Company’s estimated financial performance with the CMDS Committee in December 2013, and the CMDS Committee assessed full-year financial results before finalizing compensation decisions in January 2014.

•

Company-Wide.    Morgan Stanley’s TSR(12) was 65% for 2013 and our credit spreads improved dramatically during 2013, reflecting the recognition of the increasing stability and predictability of the Company’s earnings and accomplishments during the year. For example, the Company’s 5-year Credit Default Swap spread to treasuries began the year at 168 basis points and ended the year at 87 basis points. The Company reported net revenues of $32.4 billion and income from continuing operations applicable to Morgan Stanley of $3.0 billion, or $1.38 per diluted share for 2013. The Company reported negative revenues of $681 million due to the impact of DVA(3), which is reported as negative revenues when improving Morgan Stanley credit spreads increase the value of the Company’s outstanding debt. Excluding the impact of DVA, revenues were $33.1 billion(5) and income from continuing operations applicable to Morgan Stanley was $3.4 billion, or $1.61 per diluted share(5), notwithstanding substantially higher litigation expenses related to residential mortgage-backed securities and credit crisis matters that were experienced industry-wide. Morgan Stanley believes that most investors assess its results excluding DVA.

•

Institutional Securities.    Institutional Securities reported pre-tax income from continuing operations of $869 million, compared with a pre-tax loss of $1.7 billion in 2012. Excluding the impact of DVA(3), Institutional Securities’ pre-tax income from continuing operations was $1.6 billion(8), compared with pre-tax income of $2.7 billion(8) in 2012 primarily reflecting substantially higher litigation expenses related to residential mortgage-backed securities and credit crisis matters. Results were driven by strong performance in Institutional Equities and Investment Banking, partially offset by lower revenues in Fixed Income and Commodities. The Company continued to have top rankings in advisory and equity underwriting within Investment Banking. Equity Sales and Trading remains one of the top global franchises, with very high wallet share.(4) Within Fixed Income and Commodities Sales and Trading, while performance continued to be below expectations in certain areas, the Company has improved ROE in certain products and has a plan to improve others through centralized management of resources, heightened focus on balance sheet utilization and more efficient use of capital. In 2013, our

Japan securities joint venture with MUFG also connected with more clients and achieved #1 rank in debt underwriting, M&A and cross border M&A in Japan league tables.(4)

•

Wealth Management.    Wealth Management reported pre-tax income from continuing operations of $2.6 billion compared with $1.6 billion in the prior year, and a pre-tax margin(5) of 18% compared with 14%(9) in 2012 (adjusted for non-recurring costs). Higher margins reflected increased deposits and asset optimization, higher equity markets, and strong expense controls. The acquisition of the final 35% stake in Morgan Stanley Wealth Management a year ahead of schedule, attainment of substantially increased pre-tax margin goals, and increased banking and lending services were key accomplishments this year.

•

Investment Management.    Investment Management reported pre-tax income from continuing operations of $984 million compared with $590 million in the prior year, and a pre-tax margin(5) of 33% compared with 27% in 2012. These results reflect strong performance against investment benchmarks and the highest level of income from continuing operations applicable to Morgan Stanley since 2007. Results were driven by strong performance, particularly in Merchant Banking and Real Estate funds, as well as higher equity markets, coupled with significant operating leverage.

•	Strategic Execution. During 2013, the Company achieved several milestones in connection with its overall strategy to enhance shareholder returns:

•	Acquisition of the remaining 35% of Morgan Stanley Wealth Management to become sole owner;

•	Significant increase in Wealth Management profits, up 62%, and increase in pre-tax margins(5) to 18% in 2013, exceeding our 2013 mid-teens target;

•

Reduction of Basel III RWAs(10) in the Fixed Income and Commodities business, exceeding both 2013 and 2014 targets, with an overall reduction from approximately $280 billion at year-end 2012 to $210 billion at year-end 2013 (excluding lending);

•

Finding a strategic solution for the Commodities franchise, with an agreement to sell the International Oil Merchanting business and announcing the exploration of strategic options for the Company’s stake in TransMontaigne and its subsidiaries, improving capital efficiency and aligning client focus with the rest of the Sales and Trading businesses;

•	Achievement of top-three ranking globally in Announced Mergers and Acquisitions and Equity underwriting(4), and top-two ranking in Equities Sales and Trading wallet share(4);

•

Continued execution of bank strategy to support growth in net interest income and lending growth in Wealth Management and Institutional Securities and other collaborative initiatives between these business segments;

•	Reduction of adjusted expense ratios while keeping headcount flat; and

•	Commencement of an initial share repurchase program of $500 million.

As a result of these and other actions, Morgan Stanley’s overall 2013 performance was significantly improved as reflected by TSR of 65%(12), and the Company entered 2014 well positioned strategically and with strong capital and liquidity. While ROE was insufficient, management has articulated a clear path to ROE improvement. These results, as well as the performance indicated above, are reflected in the CMDS Committee’s pay decisions.

•

CEO and Other NEO Performance.    In determining the annual performance compensation of the CEO and other NEOs, the CMDS Committee weighed the Company’s overall financial performance, accomplishment of strategic initiatives, and as applicable, business unit performance.

•

Mr. Gorman, Chief Executive Officer: In addition to the Company’s full-year financial results and progress against the strategic initiatives discussed above, the CMDS Committee evaluated Mr. Gorman’s efforts to deliver strong performance across the business units. The CMDS Committee also assessed Mr. Gorman’s continuing efforts with respect to articulating and executing a Company-wide strategy to enhance profitability; maintaining sound risk management and controls; deepening the Company’s strategic alliance with MUFG as reflected in strong performance in the Japanese securities joint venture; promoting cultural cohesion and engagement among employees; and improving the Company’s reputation amongst its various constituencies.

•

Ms. Porat, Executive Vice President and Chief Financial Officer: The CMDS Committee assessed Ms. Porat’s continuous efforts with respect to strong financial controls and processes; executing a prudent liquidity and funding program; driving capital management processes, including the annual Comprehensive Capital Analysis and Review (CCAR); and supporting strategic initiatives critical to fortifying the Company’s financial strength, including capital and liquidity optimization across businesses. The CMDS Committee also considered Ms. Porat’s role in working closely with global and United States regulators and her efforts with investors, counterparties and rating agencies.

•

Mr. Fleming, Executive Vice President and President of Wealth Management and Investment Management: With respect to Wealth Management, the CMDS Committee considered Mr. Fleming’s achievement of pre-tax margin goals and doubling of fee-based asset flows; executing the bank strategy to build banking and lending services; and pursuing collaborative initiatives with Institutional Securities to enhance revenues. With respect to Investment Management, the CMDS Committee assessed Mr. Fleming’s efforts to improve investment performance and increase asset flows and the increase in revenues, profits and pre-tax margin for the year.

•

Mr. Kelleher, President of Institutional Securities: The CMDS Committee considered the strong performance of the Investment Banking and Equities Sales & Trading business for the year and evaluated Mr. Kelleher’s efforts to enhance revenue share across Institutional Equities and Fixed Income and Commodities, and to reduce Fixed Income Basel III RWAs ahead of previously determined targets. The CMDS Committee also considered Mr. Kelleher’s efforts to optimize the Commodities business and position Institutional Securities for regulatory changes, including Basel III, derivatives reform and the Volcker Rule, among others, and to increase collaboration with Wealth Management.

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Mr. Rosenthal, Chief Operating Officer: The CMDS Committee evaluated Mr. Rosenthal’s role in advising the Board of Directors and Operating Committee on the Company’s strategic and cost reduction initiatives. The CMDS Committee also considered Mr. Rosenthal’s success in driving forward the goals of Morgan Stanley’s business support functions, including Operations; Technology and Data; Human Resources; Expense Management; Strategy and Execution; and Corporate Services. In particular, these included spearheading efforts to upgrade and rationalize technology across the Company and reduce expenses, and chairing the Financial Holding Company Governance Committee that coordinates important cross functional operational improvement initiatives.

IV.	Compensation Decisions and Program

IV.A. Compensation	Decisions

The table below shows how the CMDS Committee viewed its compensation decisions for 2013 for the NEOs. This view differs from, but is not a replacement for, the disclosure required in the “2013 Summary Compensation Table.”

	Mr. Gorman	Ms. Porat	Mr. Fleming	Mr. Kelleher	Mr. Rosenthal
Base Salary(a)	$1,500,000	$1,000,000	$1,000,000	$978,102	$1,000,000
Cash Bonus(b)	$316,000	$246,000	$279,333	$88,828	$226,000
Deferred Equity Award(c)	$5,092,000	$3,377,000	$4,193,667	$4,395,340	$2,887,000
Deferred Cash-based Award(d)	$5,092,000	$3,377,000	$4,193,667	$4,204,397	$2,887,000

2013 Compensation Total:	$12,000,000	$8,000,000	$9,666,667	$9,666,667	$7,000,000

2014-2016 LTIP Award:(e)	$6,000,000	$4,000,000	$4,833,333	$4,833,333	$3,500,000

Comprehensive Pay Opportunity:	$18,000,000	$12,000,000	$14,500,000	$14,500,000	$10,500,000

(a)

Effective January 1, 2013, the CMDS Committee adjusted the base salaries of the CEO and other members of the Operating Committee to bring them in line with the base salaries paid to executives in comparable positions at other financial institutions. Mr. Kelleher’s 2013 base salary was £625,000 and was converted to U.S. dollars using the 2013 average of daily spot rates of £1 to $1.5650.

(b)	Mr. Kelleher’s 2013 cash bonus was paid in British pounds sterling in the amount of £56,760 and was converted from U.S. dollars using the 2013 average of daily spot rates of $1 to £0.6390.

(c)

Mr. Gorman received 155,207 RSUs, Ms. Porat received 102,933 RSUs, Mr. Fleming received 127,825 RSUs, Mr. Kelleher received 133,972 RSUs, and Mr. Rosenthal received 87,997 RSUs (in each case, calculated using the volume-weighted average price of Company common stock of $32.8077 on January 21, 2014, the grant date). The RSUs are scheduled to vest and convert to shares of Company common stock (and cancellation provisions lift) in three annual installments, except that 5,820 of Mr. Kelleher’s RSUs are scheduled to vest and convert to shares of Company common stock in July 2014 (as prescribed by the U.K. Prudential Regulatory Authority).

(d)

Deferred cash-based awards under the Morgan Stanley Compensation Incentive Program (MSCIP) are scheduled to vest and distribute (and cancellation provisions lift) in four installments beginning May 2014 and ending November 2016, except that Mr. Kelleher’s award is scheduled to vest and distribute (and cancellation provisions lift) in three annual installments (as prescribed by the U.K. Prudential Regulatory Authority).

(e)

The target number of performance stock units underlying the LTIP award granted to Mr. Gorman is 182,883 stock units, to Ms. Porat is 121,922 stock units, to Mr. Fleming is 147,323 stock units, to Mr. Kelleher is 147,323 stock units and to Mr. Rosenthal is 106,682 stock units (in each case calculated using the volume-weighted average price of Company common stock of $32.8077 on January 21, 2014, the grant date).

IV.B.  2013 Annual Compensation Program Details

The following chart provides a brief summary of the principal elements of the Company’s 2013 annual compensation program for our NEOs. Each NEO receives a base salary and is eligible to receive discretionary annual performance compensation for prior-year performance. Annual performance compensation is intended to reward NEOs for achievement of the Company’s financial and strategic objectives over the prior year and is delivered in a mix of a cash bonus, a deferred equity award and a deferred cash-based award. On average, approximately 97% of the NEOs’ annual performance compensation was deferred.

	Purpose	Features
Base Salary	An executive’s base salary reflects the executive’s experience and level of responsibility and is intended to be competitive with salaries for comparable positions at competitors.	Base salaries are reviewed periodically and are subject to change, for, among other reasons, a change in responsibilities or the competitive environment.
Cash Bonus	Paying a portion of compensation in cash bonus is aligned with competitive pay approaches.	The portion of cash bonus remains among the lowest in the industry with the majority of compensation deferred.
Deferred Equity Award – RSUs

Equity awards support retention objectives and link realized value to shareholder returns. The terms of the awards serve to mitigate excessive risk-taking.

Equity incentive compensation awards were granted in the form of RSUs.

Awards are subject to vesting and are generally cancelable upon termination of employment other than by the Company without cause or by the NEO with 12 months’ advance notice.

Awards are subject to cancellation for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information and solicitation of employees or clients.

Deferred Cash-Based Award – MSCIP	Deferred cash-based awards support retention objectives and mitigate excessive risk-taking. The awards provide a cash incentive with a rate of return based upon notional reference investments.

Awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

Beginning with awards made in 2014, awards to Operating Committee members (including NEOs) are also subject to clawback if the CMDS Committee determines that the Operating Committee member had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions.

IV.C.  2014-2016 Long-Term Incentive Program Details

For the past four years, the Company has granted a substantial portion of compensation to key executives in the form of a long-term incentive award that delivers value only if the Company achieves objective performance goals. The LTIP was introduced by the Company in 2013 and builds upon the performance stock unit program of previous years. The LTIP ties a meaningful portion of each executive’s compensation to the Company’s long-term financial performance and reinforces the executive’s accountability for the achievement of the Company’s future financial and strategic goals by directly linking the ultimate realizable award value to prospective performance against core financial measures over a forward-looking three-year period.

In 2014, the Company continued to enhance the LTIP, in part to reflect shareholder feedback, by (i) reducing the earnings range from 0-2.0 times target to 0-1.5 times target and (ii) providing that the portion of the award subject to TSR will not exceed 1.0 times target if TSR for the performance period is negative.

•

Award Terms.    The LTIP awards will vest and convert to shares of the Company’s common stock in 2017 only if the Company achieves predetermined performance goals with respect to ROE and relative TSR, as set forth below, over the period beginning January 1, 2014 and ending December 31, 2016. While each key executive was awarded a target number of performance stock units, the actual number of units earned could vary from as few as zero, if performance goals are not met, to as much as 1.5 times target, if performance goals are meaningfully exceeded. No participant will receive any portion of the LTIP award if the threshold performance goals are not met.

The LTIP awards remain subject to cancellation upon certain events until conversion to shares of Company common stock. If, after conversion of the LTIP awards, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then the shares delivered will be subject to clawback by the Company.

•

Performance Goals.    One-half of the target LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds. MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011 and (e) specified cumulative catch-up adjustments resulting from changes in, or application of a new, accounting rule that are not applied on a full retrospective basis.

**	Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR. In no event may the multiplier exceed 1.00 if MS TSR for the performance period is negative. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

IV.D.  Additional Compensation and Benefits Details.

•

Health and Insurance Benefits.    All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction to similarly situated employees. In the U.S., higher-paid employees pay more to participate in the Company’s medical plan.

•	Personal Benefits. The Company provides limited personal benefits to certain of the NEOs for competitive and security reasons. The Company’s Board-approved policy authorizes the CEO to use the

Company’s aircraft. For personal travel, Mr. Gorman entered into an aircraft time-share agreement with the Company as of January 1, 2010 and, since entering into such agreement, has fully reimbursed the Company for the incremental cost of his personal use of the Company’s aircraft. Personal benefits provided to NEOs are discussed under the “2013 Summary Compensation Table.”

•

Pension and Retirement.    Company-provided retirement benefits in the U.S. include a tax-qualified 401(k) plan and a frozen pension plan (the Employees Retirement Plan (ERP)) for eligible employees hired before July 1, 2007. Certain NEOs may also be eligible to participate in the Company’s Supplemental Executive Retirement and Excess Plan (SEREP), which is now generally closed to new participants. The SEREP was originally intended to compensate for the limitations imposed under the ERP and Internal Revenue Code. No NEO is awarded with credited service in excess of his/her actual service under the ERP or SEREP.

•

Severance.    NEOs are not contractually entitled to cash severance payments upon termination of employment. Upon retirement, NEOs may be eligible to participate in retiree medical coverage under the Morgan Stanley Medical Plan on the same basis as other retired employees.

•

Share Usage.    Morgan Stanley pays a significant portion of incentive compensation as deferred equity awards, which aligns the interests of the Company’s employees with those of its shareholders. The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. Since 2009, the Company has requested approval of additional shares to cover only one year of grant needs. After a year in which the Company’s stock price has increased substantially, the Company expects to have sufficient shares for grants to be made over the next year and therefore is not requesting shareholder approval for additional shares at the 2014 annual meeting of shareholders. The Company will evaluate, as it does annually, whether to return to shareholders to request approval of additional shares at the 2015 annual meeting of shareholders.

•

Change-in-Control Tax Gross-Up.    NEOs are not contractually entitled to excise tax protection upon a change-in-control of Morgan Stanley. Mr. Gorman’s employment letter with Morgan Stanley, originally dated August 16, 2005, provided that, if there were a change-in-control of Morgan Stanley and he were subjected to a “golden parachute” excise tax, Morgan Stanley would be required to make an additional payment to restore him to the after-tax position that he would have been in, as if the excise tax had not been imposed. Effective as of December 19, 2013, Mr. Gorman waived his right to this protection and the CMDS Committee approved the requisite amendment to his employment letter.

V.	Notes to the Compensation Discussion and Analysis

The following notes are an integral part of the Company’s financial and operating performance described in this CD&A:

(1)

A detailed analysis of the Company’s financial and operational performance for 2013 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (2013 Form 10-K).

(2)	The information provided herein may include certain non-GAAP financial measures. The reconciliation of such measures to the comparable GAAP figures are included in the 2013 Form 10-K or herein.

(3)

DVA represents the change in fair value of certain of the Company’s long-term and short-term borrowings outstanding resulting from the fluctuation in the Company’s credit spreads and other credit factors.

(4)

The Company’s capital markets rankings are reported by Thomson Reuters as of January 14, 2014 for the period of January 1, 2013 to December 31, 2013. Equity Sales and Trading wallet share is based on the sum of the reported revenues for the equity sales and trading businesses of Morgan Stanley and the companies within the Comparison Group, excluding Wells Fargo & Company; where applicable, the reported revenues exclude DVA.

(5)

Company net revenues excluding DVA, income from continuing operations applicable to Morgan Stanley excluding DVA, pre-tax profit margin, return on equity, and return on equity excluding DVA are non-GAAP financial measures that the Company considers useful measures for investors to assess operating performance. For further information regarding these measures, please see pages 54-58 of the 2013 Form 10-K.

(6)

When used herein, “certain expenses/benefits” refers to the net impact of litigation expenses of $1.9 billion (pre-tax) related to residential mortgage-backed securities and credit crisis matters, partially offset by an aggregate discrete tax benefit of $407 million as reported on page 62 of the 2013 Form 10-K.

(7)

The return on equity excluding DVA and certain expenses/benefits metric is a non-GAAP financial measure that the Company considers a useful measure for investors to assess operating performance. To determine the return on equity excluding DVA and certain expenses/benefits, the return on equity excluding DVA metric reported on page 56 of the 2013 Form 10-K was adjusted (both the numerator and denominator) to exclude the impact of certain expenses/benefits. The impact of excluding certain litigation expenses (after-tax) on the return on equity excluding DVA was a positive 1.9%, while the impact of excluding the aggregate discrete tax benefit was a negative 0.6%.

(8)

Institutional Securities net revenues and income (loss) from continuing operations before taxes excluding DVA are non-GAAP financial measures that the Company considers useful for investors to assess operating performance. The reconciliation of net revenues and income (loss) from continuing operations before taxes from a non-GAAP to GAAP basis is as follows (amounts are presented in millions):

	2013 ($)	2012 ($)
Net revenues – Non-GAAP	16,124	15,427
DVA impact	(681)	(4,402)
Net revenues – GAAP	15,443	11,025

Income (loss) from continuing operations before taxes – Non-GAAP	1,550	2,714
DVA impact	(681)	(4,402)
Income (loss) from continuing operations before taxes – GAAP	869	(1,688)

(9)

Pre-tax profit margin is calculated as income (loss) from continuing operations as a percentage of net revenues. Institutional Securities pre-tax profit margin excluding DVA, also a non-GAAP measure, was adjusted (both numerator and denominator) to exclude the impact of DVA. The Wealth Management pre-tax profit margin for 2012 is 12% as reported and is 14% excluding $193 million of non-recurring costs associated with the Morgan Stanley Wealth Management integration and the purchase of an additional 14% stake in the joint venture.

(10)	The Company estimates its Basel III RWAs based on an analysis of Basel III guidelines published to date and other factors. This is a preliminary estimate and subject to change.

(11)

Company adjusted expense ratio excluding DVA is a non-GAAP financial measure that the Company considers to be a useful measure for investors to assess operating performance. The adjusted expense ratio excluding DVA is calculated as adjusted non-interest expenses as a percentage of net revenues excluding DVA. The reconciliation of adjusted non-interest expenses (non-GAAP) to reported non-interest expenses (GAAP) is as follows (amounts are presented in millions):

2013 ($)
Adjusted non-interest expenses – Non-GAAP	26,196
Increase in legal expenses, 2013 over 2012	1,439
Investments/impairments/write-offs	300
Non-interest expenses – GAAP	27,935

(12)	TSR is the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period.

Compensation, Management Development and Succession Committee Report

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Respectfully submitted,

Donald T. Nicolaisen, Chair (effective February 1, 2014)

Erskine B. Bowles

C. Robert Kidder

Hutham S. Olayan

2013 Summary Compensation Table

The following table summarizes the compensation of our named executive officers in the format specified by the SEC. Our NEOs are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as determined by their total compensation for the year ended December 31, 2013 set forth in the table below, excluding, in accordance with SEC rules, the amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year-end that were awarded for performance in that year. Through 2013, our annual equity awards relating to performance in a year are made shortly after year-end. Therefore, compensation in the table includes not only non-equity compensation awarded for services in the applicable year but, in the case of stock awards and option awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-based compensation. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2013 performance (which, in accordance with SEC rules, are in large part not reflected in the Summary Compensation Table) can be found in the CD&A.

Name and Principal Position	Year(1)	Salary ($)(2)		Bonus ($)(3)		Stock Awards ($)(4)(5)	Option Awards ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James P. Gorman	2013	1,500,000		5,408,000		4,349,344	2,624,999	497,893	28,327	14,408,563
Chairman and	2012	800,000		2,575,000		6,984,208	—	292,454	20,552	10,672,214
Chief Executive Officer	2011	800,000		2,716,011		5,942,777	3,499,996	13,272	9,800	12,981,856

Ruth Porat	2013	1,000,000		3,623,000		5,439,519	—	25,307	16,103	10,103,929
Executive Vice President and Chief Financial Officer	2012 2011	750,000 750,000		2,250,000 3,200,003		4,800,178 5,667,083	— 1,499,993	278,030 265,285	15,497 14,927	8,093,705 11,397,291

Gregory J. Fleming	2013	1,000,000		4,473,000		3,479,475	2,425,000	—	—	11,377,475
Executive Vice President and President of Wealth Management and Investment Management	2012 2011	750,000 750,000		2,425,000 3,400,018		5,100,174 5,360,760	— 499,992	— —	— —	8,275,174 10,010,770

Colm Kelleher	2013	978,102	(8)	4,293,225	(9)	3,479,475	2,411,665	792,321	385,313	12,340,101
Executive Vice President and President of Institutional Securities	2012 2011	776,661 785,910		2,411,670 4,232,063		4,232,218 6,275,274	— 1,499,993	576,399 257,217	279,045 754,852	8,275,993 13,805,309

James A. Rosenthal	2013	1,000,000		3,113,000		3,189,519	2,024,997	—	10,200	9,337,716
Executive Vice President and Chief Operating Officer

(1) For Mr. Rosenthal, compensation is not shown for 2011 and 2012 because he was not a NEO in 2011 and 2012.

(2) Includes elective deferrals to the Company’s employee benefit plans.

(3) Includes elective deferrals to the Company’s employee benefit plans. For 2013, includes 2013 annual cash bonus amounts paid in February 2014 and amounts awarded in January 2014 under MSCIP for performance in 2013:

Name	2013 Cash Bonus ($)	2013 MSCIP Award ($)	Total ($)
James P. Gorman	316,000	5,092,000	5,408,000
Ruth Porat	246,000	3,377,000	3,623,000
Gregory J. Fleming	279,333	4,193,667	4,473,000
Colm Kelleher	88,828	4,204,397	4,293,225
James A. Rosenthal	226,000	2,887,000	3,113,000

With the exception of Mr. Kelleher’s award, the 2013 MSCIP awards are scheduled to vest and be distributed according to the following schedule: 1/4 on May 31, 2014, 1/3 of the remaining balance on November 30, 2014, 1/2 of the remaining balance on November 30, 2015, and the remaining balance on November 30, 2016. Mr. Kelleher’s 2013 MSCIP award is scheduled to vest and be distributed according to the following schedule as prescribed by the U.K. Prudential Regulatory Authority: 1/3 on January 26, 2015, 1/2 of the remaining balance on January 25, 2016, and the remaining balance on January 23, 2017. 2013 MSCIP awards are subject to cancellation and clawback. For further details on MSCIP awards, see the CD&A.

(4) For 2013, consists of forward-looking 2013 LTIP awards granted on January 31, 2013, the realizable value of which is dependent entirely on the satisfaction of predetermined performance goals over a three-year performance period and, with respect to Ms. Porat, also consists of RSUs granted on January 22, 2013 for performance in 2012. For further details on 2013 LTIP awards and 2012 RSUs, see “2013 Grants of Plan-Based Awards Table.”

(5) Represents aggregate grant date fair value of awards granted during the applicable period determined in accordance with the applicable accounting guidance for equity-based awards. Therefore, values disclosed in the table include the values of awards granted during the applicable period for the prior year’s service, as well as forward-looking performance-based compensation. NEOs do not realize the value of equity-based awards until the awards are settled or exercised. The actual value that a NEO will realize from these awards is determined by future Company performance and share price, and may be higher or lower than the amounts indicated in the table.

The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2013. The aggregate grant date fair value of RSUs included in the table is based on the volume-weighted average price of the common stock on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. The aggregate grant date fair value of 2013 LTIP awards included in the table is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under the applicable accounting guidance for equity-based awards. The value of the 2013 LTIP awards on the grant date, based on the volume-weighted average price of the common stock on the grant date and assuming that the highest level of performance conditions will be achieved, is $7,500,000 for Mr. Gorman; $5,500,000 for Ms. Porat and Mr. Rosenthal; and $6,000,000 for Messrs. Fleming and Kelleher.

	Stock Unit Awards Granted During 2013 ($)
Name	RSUs	2013 LTIP Awards	Total
James P. Gorman	—	4,349,344	4,349,344
Ruth Porat	2,250,000	3,189,519	5,439,519
Gregory J. Fleming	—	3,479,475	3,479,475
Colm Kelleher	—	3,479,475	3,479,475
James A. Rosenthal	—	3,189,519	3,189,519

The aggregate grant date fair value of the stock options granted to the NEOs during 2013 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. For further information on the valuation of the Company’s RSUs, LTIP awards and stock options, see notes 2 and 18 to the consolidated financial statements included in the 2013 Form 10-K.

(6) The following table lists the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation plans for the NEOs for 2013. Negative amounts included below are reflected as zero in the Summary Compensation Table.

Name	2013 Change in Pension Value ($)(a)	2013 Above-Market Earnings on Nonqualified Deferred Compensation ($)(b)
James P. Gorman	(7,610)	497,893
Ruth Porat	(183,521)	25,307
Gregory J. Fleming	—	—
Colm Kelleher	(348,545)	792,321
James A. Rosenthal	—	—

(a)

The “2013 Change in Pension Value” equals the aggregate decrease from December 31, 2012 to December 31, 2013 in the actuarially determined present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period. NEOs experienced a decrease in the present value of their accumulated benefits from December 31, 2012 to December 31, 2013 primarily due to an increase in the discount rates described below and, in the case of Mr. Kelleher, the improved investment performance of his U.K. defined contribution accounts, which offset benefits under the SEREP. The present values at December 31, 2013 are based on Pension Protection Act (PPA) generational annuitant mortality tables and discount rates of 4.91% for the ERP, 4.68% for the Excess Plan component and 4.59% for the SERP component of the SEREP. The present values at December 31, 2012 are based on PPA generational annuitant mortality tables and discount rates of 4.08% for the ERP, 3.75% for the Excess Plan component and 3.65% for the SERP component of the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the NEO can receive unreduced benefits under that plan or current age, if greater. Mr. Fleming and Mr. Rosenthal do not have values shown because they are not eligible for any of the Company-sponsored defined benefit plans.

(b)

The “Above-Market Earnings on Nonqualified Deferred Compensation” for 2013 equals the aggregate increase, if any, in the value of the NEOs’ accounts under the Company’s nonqualified deferred compensation plans at December 31, 2013 (without giving effect to any distributions made during 2013) from December 31, 2012 that are attributable to above-market earnings. Such amounts do not reflect the overall performance of the NEOs’ accounts since the grant date of the applicable award, which in some cases may reflect a loss. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the earnings credited on deferred compensation.

(7) The “All Other Compensation” column for 2013 includes (a) contributions made by the Company under our defined contribution plans with respect to such period and (b) perquisites and other personal benefits, as detailed below. Perquisites are valued based on the aggregate incremental cost to the Company. Any of the perquisites and other personal benefits listed below but not separately quantified do not individually exceed the greater of $25,000 or 10% of the total amount of all perquisites received by the NEO. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)

Mr. Gorman, Ms. Porat and Mr. Rosenthal, each received a matching contribution in the Company’s 401(k) Plan (401(k) Plan) for 2013 of $10,200. Ms. Porat received a pension transition contribution in the 401(k) Plan for 2013 of $5,903. All 401(k) Company contributions were allocated according to each NEO’s investment direction on file.

(b)

Mr. Gorman’s amounts include costs related to home security, use of a Company-furnished car and meals. Mr. Kelleher’s amounts include $196,083 related to housing and $138,455 for expatriate equalization payments related to taxes arising from his former expatriate assignment, as well as amounts associated with costs relating to medical benefits, use of a car service, tax preparation services and meals.

(8) Mr. Kelleher’s base salary was £625,000 for 2013. The amount of British pounds sterling was converted to U.S. dollars using the 2013 average of daily spot rates of £1 to $1.5650. Mr. Kelleher’s base salary was £490,000 for 2012 and 2011. Differences in 2012 and 2011 base salaries reported in the table are due to currency fluctuations.

(9) Mr. Kelleher’s 2013 cash bonus paid in February 2014 was $88,828, which was paid in British pounds sterling in the amount of £56,760. The amount of U.S. dollars was converted to British pounds sterling using the 2013 average of daily spot rates of $1 to £0.6390.

2013 Grants of Plan-Based Awards Table(1)

The following table sets forth information with respect to the RSUs and stock options granted to the NEOs in January 2013 for 2012 performance and 2013 LTIP awards granted in January 2013. All stock options, RSUs and 2013 LTIP awards are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion or exercisability date, as applicable. For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control.”

Name	Grant Date (mm/dd/ yyyy)	Approval Date (mm/dd/ yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/31/2013	1/31/2013	—	164,139	328,279	—	—	—	4,349,344
	1/22/2013	1/7/2013	—	—	—	—	484,827	22.98	2,624,999
Ruth Porat	1/31/2013	1/31/2013	—	120,369	240,738	—	—	—	3,189,519
	1/22/2013	1/7/2013	—	—	—	99,834	—	—	2,250,000
Gregory J. Fleming	1/31/2013	1/31/2013	—	131,311	262,623	—	—	—	3,479,475
	1/22/2013	1/7/2013	—	—	—	—	447,888	22.98	2,425,000
Colm Kelleher	1/31/2013	1/31/2013	—	131,311	262,623	—	—	—	3,479,475
	1/22/2013	1/7/2013	—	—	—	—	445,425	22.98	2,411,665
James A. Rosenthal	1/31/2013	1/31/2013	—	120,369	240,738	—	—	—	3,189,519
	1/22/2013	1/7/2013	—	—	—	—	374,009	22.98	2,024,997

(1) The 2013 LTIP awards included in this table are also disclosed in the “Stock Awards” column of the “2013 Summary Compensation Table” and the “2013 Outstanding Equity Awards at Fiscal Year-End Table.” The RSU award included in this table is also disclosed in the “Stock Awards” column of the “2013 Summary Compensation Table,” the “2013 Option Exercises and Stock Vested Table” and the “2013 Nonqualified Deferred Compensation Table.” The stock option awards included in this table are also disclosed in the “Option Awards” column of the “2013 Summary Compensation Table” and the “2013 Outstanding Equity Awards at Fiscal Year-End Table.” The 2013 LTIP awards and RSUs were granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan. The stock options were granted under the Morgan Stanley Employees’ Equity Accumulation Plan.

(2) The 2013 LTIP awards are scheduled to vest and convert to shares in 2016 only if the Company satisfies predetermined performance goals over the three-year performance period consisting of 2013, 2014 and 2015. One-half of the target 2013 LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target 2013 LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
13% or more	2.00	50% or more	2.00
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds. MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses, including accruals, associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (e) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis.

**	Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds. The multiplier may not exceed 1.50 if MS TSR for the performance period is negative.

Each NEO is entitled to receive cash dividend equivalents on the 2013 LTIP awards, subject to the same vesting, cancellation and payment provisions as the underlying award.

(3) The RSUs are scheduled to convert to shares according to the following schedule: 25% on January 27, 2014, 25% on January 26, 2015 and the remaining 50% on January 25, 2016. The NEO is retirement-eligible under the award terms at grant and, therefore the awards are considered vested at grant for purposes of this proxy statement. The NEO is entitled to receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs.

(4) The stock options become exercisable in three equal installments on each of January 27, 2014, January 26, 2015 and January 25, 2016 and expire on the fifth anniversary of grant. Each NEO is retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant for purposes of this proxy statement.

(5) The stock options were granted with an exercise price equal to the closing price of the Company’s common stock on the grant date.

(6) Represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs, 2013 LTIP awards and stock options. The aggregate grant date fair value of the RSUs granted on January 22, 2013 is based on $22.5372, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of 2013 LTIP awards is based on the probable outcome of the performance conditions as of January 31, 2013, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of such date under the applicable accounting guidance for equity-based awards. The aggregate grant date fair value of the stock options granted on January 22, 2013 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. NEOs do not realize the value of equity-based awards until the awards are settled or exercised. The actual value that a NEO will realize from these awards is determined by future Company performance and share price, and may be higher or lower than the amounts indicated in the table. In particular, with respect to the 2013 LTIP awards, a NEO may ultimately earn up to two times the target number of performance units (maximum), or nothing (threshold), based on the Company’s performance over the three-year performance period. For further information on the valuation of the Company’s RSUs, LTIP awards and stock options, see notes 2 and 18 to the consolidated financial statements included in the 2013 Form 10-K.

2013 Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses the number of shares covered by unexercised stock options and unvested stock awards held by our NEOs on December 31, 2013. As of December 31, 2013, each NEO is retirement-eligible under his or her RSU award terms and, therefore, all of his or her outstanding RSU awards are considered vested and, in accordance with SEC rules, are not included in this table. Outstanding vested stock awards held by the NEOs on December 31, 2013 are disclosed in the “2013 Nonqualified Deferred Compensation Table.”

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date (mm/dd/ yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
James P. Gorman	354,986	—	51.7552	2/17/2016	40,565	1,272,135	435,113	13,645,155
	56,772	—	66.726	12/12/2016
	283,150	141,581	30.01	1/21/2018
	—	484,827	22.98	1/22/2018

Total	694,908	626,408			40,565	1,272,135	435,113	13,645,155
Ruth Porat	19,746	—	47.1909	1/2/2014	38,683	1,213,119	328,848	10,312,696
	23,737	—	66.726	12/12/2016
	121,350	60,677	30.01	1/21/2018

Total	164,833	60,677			38,683	1,213,119	328,848	10,312,696
Gregory J. Fleming	40,448	20,227	30.01	1/21/2018	36,592	1,147,545	356,240	11,171,715
	—	447,888	22.98	1/22/2018

Total	40,448	468,115			36,592	1,147,545	356,240	11,171,715
Colm Kelleher	144,551	—	66.726	12/12/2016	42,835	1,343,307	355,845	11,159,312
	121,350	60,677	30.01	1/21/2018
	—	445,425	22.98	1/22/2018

Total	265,901	506,102			42,835	1,343,307	355,845	11,159,312
James A. Rosenthal	80,898	40,453	30.01	1/21/2018	24,046	754,101	320,588	10,053,651
	—	374,009	22.98	1/22/2018

Total	80,898	414,462			24,046	754,101	320,588	10,053,651

(1) The stock option awards in this table are vested and are exercisable, or will become exercisable, as set forth in the chart below.

Option Expiration Date (mm/dd/yyyy)	Exercisability Schedule
1/2/2014	50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007.
2/17/2016	60% of the award became exercisable on 2/17/2006 and 40% of the award became exercisable on 2/16/2007.
12/12/2016	50% of the award became exercisable on 1/2/2009 and 50% of the award became exercisable on 1/2/2010.
1/21/2018	One-third of the award became exercisable on each of 2/2/2012, 2/2/2013 and 2/2/2014.
1/22/2018	One-third of the award became exercisable on 1/27/2014. One-third of the award will become exercisable on each of 1/26/2015 and 1/25/2016.

(2) Stock options were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and, with the exception of the stock options that are scheduled to expire in 2018, were subsequently equitably adjusted to reflect the spin-off of Discover Financial Services in 2007.

(3) Reflects 62.5% of the target number of PSUs granted in connection with 2010 compensation (2010 PSUs), which were earned by the NEO based on Company performance over the performance period beginning on January 1, 2011 and ending on December 31, 2013. The 2010 PSUs vested on January 1, 2014 and converted to shares of Company common stock on January 28, 2014.

(4) Based on Company performance through December 31, 2013 and in accordance with SEC rules, the number of performance units reflected in the table represents the maximum number of performance units granted under the 2013 LTIP award that are realizable in connection with the achievement of pre-established performance targets over a three-year period beginning in 2013, and the target number of PSUs granted in connection with 2011 compensation (2011 PSUs) that are realizable in connection with the achievement of pre-established performance targets over a three-year period beginning in 2012. With respect to the 2013 LTIP awards and 2011 PSUs, the NEOs may ultimately earn up to two times or 1.5 times, respectively, the target number of performance units, or nothing, based on the Company’s performance over the applicable three-year period. The 2013 LTIP awards and 2011 PSUs are scheduled to vest and convert to shares in 2016 and 2015, respectively, only if the Company satisfies the predetermined performance goals over the applicable performance period (see note 2 to the “2013 Grants of Plan-Based Awards Table” with respect to the 2013 LTIP award performance goals). The market value of the performance units is based on $31.36, the closing price of the Company’s common stock on December 31, 2013.

2013 Option Exercises and Stock Vested Table

The following table contains information about RSUs held by NEOs that vested during 2013. These RSUs are also disclosed in the “Stock Awards” column of the “2013 Summary Compensation Table,” the “2013 Grants of Plan-Based Awards Table” and the “2013 Nonqualified Deferred Compensation Table.”

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)(1)	Value Realized on Vesting ($)(2)
James P. Gorman	—	—	—	—
Ruth Porat	—	—	99,834	2,250,000
Gregory J. Fleming	—	—	—	—
Colm Kelleher	—	—	—	—
James A. Rosenthal	—	—	—	—

(1) Consists of RSUs granted to Ms. Porat on January 22, 2013 for 2012 performance. For further details on these RSUs, including the terms of the deferral, see note 3 to the “2013 Grants of Plan-Based Awards Table.”

(2) The value realized represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs. The aggregate grant date fair value of the RSUs is based on $22.5372, the volume-weighted average price of the common stock on the grant date.

2013 Pension Benefits Table

The table below discloses the present value of accumulated benefits payable to each NEO and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2013.

Name	Plan Name(1)	Number of Years Credited Service(2)	Retirement Age for Full Benefits	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	65,345	—
Ruth Porat	Morgan Stanley Employees Retirement Plan	20	65	359,328	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	24	60	1,195,929	—
Gregory J. Fleming(4)	—	—	—	—	—
Colm Kelleher	Morgan Stanley U.K. Group Pension Plan(5)	7	60	184,907	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	24	60	659,581	—
James A. Rosenthal(4)	—	—	—	—	—

(1) Benefits under the SEREP are shown even if the eligibility requirements (i.e., grandfathered group, age 55, five years of service, and age plus service totals at least 65) have not been met as of the current date. See the discussion under “Supplemental Executive Retirement and Excess Plan” following this table.

(2) After December 31, 2010, no further benefit accruals occur under the ERP. Therefore, eligible employees may have different years of credited service under the ERP and SEREP. No NEO is awarded with credited service under the ERP or SEREP in excess of his/her actual service.

(3) The present value at December 31, 2013 is based on PPA generational annuitant mortality tables and discount rates of 4.91% for the ERP, 4.68% for the Excess Plan component and 4.59% for the SERP component of the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. The assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits or current age, if greater.

(4) Mr. Fleming and Mr. Rosenthal are not eligible for any of the Company-sponsored defined benefit plans.

(5) During 2013, Mr. Kelleher participated in the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan), a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. As of October 1, 1996, Mr. Kelleher’s accrued defined benefit under the U.K. Pension Plan was converted to an account balance, the value of which is £118,151 ($184,907) as of December 31, 2013. If the value of the account balance relating to the pre-October 1996 portion of Mr. Kelleher’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Kelleher had seven years of credited service in the U.K. Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Kelleher does not include defined contribution benefits that were accrued after September 30, 1996. The amount of British pounds sterling was converted to U.S. dollars using the 2013 average of daily spot rates of £1 to $1.5650.

The following is a description of the material terms with respect to each of the plans referenced in the table above.

Employees Retirement Plan (ERP)

Substantially all of the U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007 were covered after one year of service by the ERP, a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with ten years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and non-recurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service. Mr. Gorman and Ms. Porat have accrued benefits in the ERP.

Supplemental Executive Retirement and Excess Plan (SEREP)

The SEREP is an unfunded, nonqualified plan. Credited service is counted starting from the first day of the month after the hire date, except that for certain excess benefits credited service begins after one year of service. The SEREP provides benefits not otherwise provided under the ERP formula because of limits in the ERP or Internal Revenue Code on eligible pay and benefits. The SEREP also provides certain grandfathered benefits and supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits, pension benefits provided by former employers and, effective for calendar years after 2010, adjusted to take into account certain defined contribution plan awards. The supplemental benefit, before offsets, equals 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service, up to a maximum annual benefit payable of $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. The SEREP was restricted effective January 1, 2004 to allow only “grandfathered” employees who as of that date met certain eligibility criteria to benefit from the plan. Grandfathering in this plan was provided to all similarly situated eligible employees and may be provided to other employees with the approval of the CMDS Committee. Benefits may be paid in various actuarially equivalent forms of annuity. Other than for small balances, no lump sums are available under this plan. Ms. Porat and Mr. Kelleher participate in the SEREP.

U.K. Group Pension Plan

Until March 31, 2012, the Company contributed to the U.K. Pension Plan on behalf of Mr. Kelleher, and he remains a deferred vested participant in that plan. As described in note 4 to the “Pension Benefits Table,” the U.K. Pension Plan is a defined contribution plan that provided defined benefit accruals until 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

2013 Nonqualified Deferred Compensation Table

The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock.

In addition to the Company equity plans, each NEO participated in one or more of the following cash nonqualified deferred compensation plans as of December 31, 2013: the Key Employee Private Equity Recognition Plan (KEPER), the Notional Leveraged Co-Investment Plan (LCIP), MSCIP, the Pre-Tax Incentive Program (PTIP), and the U.K. Alternative Retirement Plan (ARP). The NEOs participate in the plans on the same terms and conditions as other similarly situated employees. These terms and conditions are described below following the notes to the table. KEPER, LCIP and PTIP are closed to new participants and contributions.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman
LCIP	—	—	584,230	—	2,104,256
MSCIP	2,575,000	—	459,396	6,378,473	1,445,742
RSUs(5)	—	—	9,589,359	3,952,802	22,145,948

Total	2,575,000	—	10,632,985	10,331,275	25,695,946
Ruth Porat
KEPER	—	—	1,140	3,079	7,292
LCIP	—	—	26,518	—	55,176
MSCIP	2,250,000	—	107,906	4,952,769	1,119,387
PTIP	—	—	209,665	—	817,291
RSUs(5)	2,250,000	—	4,436,998	2,756,459	10,720,570

Total	4,500,000	—	4,782,227	7,712,307	12,719,716
Gregory J. Fleming
MSCIP	2,425,000	—	(39,841)	2,940,478	1,196,828
RSUs(5)	—	—	3,892,431	4,100,310	7,829,857

Total	2,425,000	—	3,852,590	7,040,788	9,026,685
Colm Kelleher
LCIP	—	—	927,128	—	3,257,413
MSCIP	2,411,669	—	5,234	2,935,687	5,772,829
RSUs(5)	—	—	4,181,728	4,004,409	8,563,114
ARP	—	—	(507)	—	34,551	(6)

Total	2,411,669	—	5,113,583	6,940,096	17,627,907
James A. Rosenthal
LCIP	—	—	(6,086)	121,659	605,987
MSCIP	2,225,000	—	373,826	4,061,785	1,225,474
RSUs(5)	—	—	2,827,976	1,633,390	6,310,571

Total	2,225,000	—	3,195,716	5,816,834	8,142,032

(1) RSU contributions represent RSU awards granted in January 2013 for 2012 performance that are considered vested at grant but are subject to cancellation until the scheduled conversion dates of such awards in 2014, 2015 and 2016. MSCIP contributions represent MSCIP awards granted in January 2013 for 2012 performance that are considered vested at grant and are subject to cancellation until the scheduled payment dates of such awards in 2013, 2014 and 2015 (or with respect to Mr. Kelleher, in 2014, 2015 and 2016). The MSCIP awards reported in this table are also reported as part of the 2012 bonus in the “2013 Summary Compensation Table.” The value of the RSUs in this column (which are also included in the “Stock Awards” column of the “2013 Summary Compensation Table” for 2013, the “2013 Grants of Plan-Based Awards Table,” and the “2013 Option Exercises and Stock Vested Table”) is the aggregate grant date fair value of the RSUs based on $22.5372, the volume-weighted average price of the common stock on the grant date.

(2) With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2013, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2012 and the value of any contributions made during 2013. Includes any nonqualified deferred compensation earnings that are disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2013 Summary Compensation Table” for 2013 and described in note 6 thereto.

With respect to the RSUs, represents (i) the change in the average of the high and low prices of the Company’s common stock on December 31, 2013 (or, if applicable, the earlier distribution date), compared to December 30, 2012 (or, if applicable, the later contribution date), as well as (ii) the amount of the vested cash dividend equivalent rights and dividend equivalents in the form of additional RSUs credited in 2013 with respect to the award (which, for the RSUs granted prior to 2010, are paid to the RSU holder at the time dividends are paid to holders of the Company’s common stock and, for the RSUs granted in and following 2010, are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).

(3) Represents distributions from our cash-based nonqualified deferred compensation plans and RSU conversions based on the average of the high and low prices of the Company’s common stock on the conversion date and, with respect to the RSUs, also represents amounts paid on RSUs during 2013 pursuant to dividend equivalent rights.

(4) With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2013. With respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2013 multiplied by the average of the high and low prices of the Company’s common stock on December 31, 2013, as well as the amount of vested cash dividend equivalent rights held with respect to the RSUs. All amounts deferred by a NEO in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned (or with respect to equity awards, granted) to the extent he or she was a NEO for that year for purposes of the SEC’s executive compensation disclosure rules.

(5) The RSUs disclosed in this table include awards that as of December 31, 2013 had vested, but had not reached their scheduled conversion date and remained subject to cancellation, as well as awards that had reached their scheduled conversion date, but were deferred to preserve the Company’s tax deductibility of the award, in accordance with the terms of the award.

(6) Mr. Kelleher’s aggregate balance at year-end of £22,077 ($34,551) was converted from British pounds sterling to U.S. dollars using the 2013 average of daily spot rates of £1 to $1.5650.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the following cash nonqualified deferred compensation plans and the RSUs referenced in the table above.

Key Employee Private Equity Recognition Plan

Under KEPER, participants were permitted to defer a portion of their cash bonus. The plan has been closed to new contributions since 2001. Contributions to KEPER are notionally invested by the Company in reference investments. Such reference investments may include investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company has acquired or will acquire a limited partner or similar interest, and investments in private equity securities that the Company makes for its own account. Distributions are made to participants following the realization of any proceeds in respect of any investment. The amounts contributed by a participant plus any earnings on participant contributions under the program remain subject to cancellation under specified circumstances.

Notional Leveraged Co-Investment Plan

Under LCIP, participants were permitted to allocate a portion of their long-term incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. For each of fiscal 2006, fiscal 2007 and fiscal 2008, participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP.

The Company contributed a notional investment in an amount equal to a multiple of each participant’s contribution (for each of fiscal 2006, fiscal 2007 and fiscal 2008, this multiple was two; however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” that include Company proprietary investment funds and third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and the Company notional investment were subject to cancellation under specified circumstances until three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the tenth anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

Morgan Stanley Compensation Incentive Plan

Beginning with fiscal 2008 year-end compensation, a portion of each participant’s year-end long-term incentive compensation was mandatorily deferred into MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

Pre-Tax Incentive Program

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.

Restricted Stock Units

RSUs may be granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan or any other Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are considered vested; however, the RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. RSUs granted in 2012 and later are subject to clawback, as well as cancellation, prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

U.K. Alternative Retirement Plan

The ARP is a U.K. employer financed retirement benefits scheme as defined by Her Majesty’s Revenue and Customs (HMRC). Under the ARP, eligible participants receive monthly notional contributions from the Company based on a percentage of base salary, subject to specified limits. Participants may also elect to contribute a portion of their cash bonus and distributions from certain cash-based nonqualified deferred compensation plans to the ARP. Participants include those employees who either have an accumulated pension value in the U.K. Group Pension Plan that exceeds a limit set by the U.K. government or have elected pension taxation protection available from the HMRC. Earnings on ARP contributions are based on the performance of notional investments available under the ARP and selected by the participants. Participants can generally elect the commencement date for distributions at any time after age 55, so long as no distributions begin later than age 75. Distributions are currently paid in the form of a lump sum.

Potential Payments upon Termination or Change-in-Control

This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his or her employment had terminated or if the Company had undergone a change-in-control, in each case on December 31, 2013. For purposes of valuing any equity awards, we have assumed a per share value of $31.36, the closing price of the Company’s common stock on December 31, 2013.

General Policies.    Our NEOs are not entitled to cash severance payments upon any termination of employment, but they are entitled to receive health and welfare benefits that are generally available to all salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits. Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.

Following termination of employment, the NEOs are entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described in the “2013 Pension Benefits Table” and accompanying narrative. Further, upon a termination of employment, NEOs are entitled to the nonqualified deferred compensation amounts, to the extent vested, reported in the “2013 Nonqualified Deferred Compensation Table” subject to the terms of the arrangements, as described in the accompanying narrative.

Even if a NEO is considered vested in a deferred award reported in the “2013 Nonqualified Deferred Compensation Table,” the award may be subject to cancellation through the distribution date of such award in the event the NEO engages in a cancellation event or, if applicable, a clawback event occurs.

•

In general, a cancellation event with respect to such vested deferred incentive awards and the awards described in the table below includes: engaging in competitive activity during a specified period following a voluntary termination of employment (other than following a Good Reason termination for Mr. Gorman’s 2010 year-end awards); a termination for cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including a failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties), a later determination that the NEO’s employment could have been terminated for cause or engaging in cause whether or not employment has been terminated; improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during employment or within a specified period following termination of employment; the making of unauthorized comments regarding the Company; resignation of employment without providing the Company advance notice within a specified period; or the failure or refusal following termination of employment to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations in which the NEO may have pertinent information. “Good Reason,” with respect to Mr. Gorman, generally means a material change or reduction in his duties or responsibilities, including a failure to re-elect him to the Board, any diminution in his title or reporting relationship, the Company’s breach of its obligations to provide payments or benefits under his employment arrangement or requiring Mr. Gorman to be based at a location other than the Company’s headquarters.

•

MSCIP awards and equity awards beginning with 2011 year-end awards also include provisions for clawback by the Company through the applicable scheduled distribution dates of such awards, which can generally be triggered if an individual engages in certain conduct (including with respect to direct supervisory responsibilities), including causing a restatement of the Company’s consolidated financial results, violating the Company’s global risk management principles, policies and standards (regardless of whether such violation has a favorable or unfavorable impact to the Company), or causing a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

•

Further, shares resulting from the conversion of PSUs are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria.

In addition to the cancellation and clawback events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of any equity or other incentive awards in the event that the NEO does not provide 180 days’ advance notice prior to a resignation from employment or in the event that the NEO improperly solicits the Company’s employees, clients or customers during employment and for 180 days following termination of employment.

Our NEOs are not contractually entitled to any excise tax protection upon a change-in-control of the Company. Effective as of December 19, 2013, Mr. Gorman waived his right under his employment letter, originally dated August 16, 2005, to a tax gross-up payment from the Company in the event he were to be subject to a “golden parachute” excise tax in connection with a change-in-control, and the CMDS Committee approved the requisite amendment to his employment letter.

Amounts Vesting Upon a Termination of Employment / Change-in-Control.    With respect to the unvested outstanding incentive awards held by the NEOs, each NEO would have been entitled to the following amounts in the event of a termination of employment, or change-in-control of the Company, on December 31, 2013, subject to no cancellation event or clawback event occurring through the distribution date of such award.

Termination Reason or Change-In-Control	Name	Value of Unvested RSUs and Related Dividend Equivalents ($)(1)	Value of Unvested Stock Options ($)(1)	Value of Unvested MSCIP Awards ($)(1)	Value of Unvested PSUs/LTIP Awards and Related Dividend Equivalents ($)(2)
Involuntary Termination (other than due to cause or other cancellation event) / Termination Due to Disability / Retirement / Termination in connection with a Change-in-Control(3)	James P. Gorman	—	—	—	11,197,237
	Ruth Porat	—	—	—	8,798,049
	Gregory J. Fleming	—	—	—	9,341,455
	Colm Kelleher	—	—	—	9,528,765
	James A. Rosenthal	—	—	—	8,075,507

Termination Due to Death / Governmental Service Termination(4)	James P. Gorman	—	—	—	9,350,022
	Ruth Porat	—	—	—	7,245,263
	Gregory J. Fleming	—	—	—	7,761,913
	Colm Kelleher	—	—	—	7,830,604
	James A. Rosenthal	—	—	—	6,826,082

(1) As of December 31, 2013, our NEOs were retirement-eligible for purposes of their outstanding RSU and MSCIP awards (which are set forth in the “2013 Nonqualified Deferred Compensation Table”) and their outstanding stock option awards (which are set forth in the “2013 Outstanding Equity Awards at Fiscal Year-End Table”); therefore, such awards are considered vested for purposes of this proxy statement.

(2) Reflects amounts payable with respect to 2010 PSUs, 2011 PSUs and 2013 LTIP awards. Amounts with respect to (a) death or governmental service termination reflect Company performance through September 30, 2013 (the quarter ending simultaneously with or before the date of such termination for which the Company’s earnings information had been released as of the date of termination), (b) a termination in connection with a change-in-control of the Company reflect Company performance through December 31, 2013 (the quarter ending simultaneously with the effective date of the change-in-control) and (c) all other terminations of employment reflect Company performance through December 31, 2013 as a substitute for performance through the applicable three-year performance period, which will not be known until the end of the applicable period.

(3) Amounts will be paid on the scheduled distribution dates, subject to cancellation and clawback provisions, except that RSU and MSCIP awards will be paid upon a termination in connection with a change-in-control. Outstanding options that are not then exercisable will become exercisable and options will generally remain exercisable through the expiration date, subject to cancellation. Retirement treatment is conditioned upon the NEO providing advance notice of termination. For RSUs, MSCIP awards and stock options, amounts payable with respect to a termination in connection with a change-in-control are conditioned upon the termination occurring within 18 months of the change-in-control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in his or her position or in the nature or status of his or her responsibilities from those in effect immediately prior to the change-in-control or (iii) the Company requiring the NEO’s principal place of employment to be located more than 75 miles from his or her current principal location. A “change-in-control” generally means a significant change in the share ownership or composition of the Board.

(4) Amounts with respect to RSUs, MSCIP awards, PSUs and LTIP awards will be paid upon such terminations. Outstanding options that are not then exercisable will become exercisable and all options will generally remain exercisable through the expiration date. Accelerated vesting, exercisability and payment of awards upon a governmental service termination are conditioned upon the NEO’s execution of an agreement to repay the Company the value of the awards that are distributed or exercised in connection with such termination if the NEO engages in any activity that would have resulted in the cancellation of such awards had the distribution, vesting or exercisability of the awards not been accelerated.

Item 2—Ratification of Appointment of Morgan Stanley’s Independent Auditor

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE’S APPOINTMENT AS OUR INDEPENDENT AUDITOR.

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and evaluate the independent auditor retained to audit the Company’s consolidated financial statements. The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor and considers, as appropriate, the rotation of the independent auditor. The Audit Committee also ensures the mandatory, regular rotation of the lead audit partner and, in connection with such rotation, the Audit Committee is involved in the selection of the lead audit partner.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditor for the year ending December 31, 2014 and presents this selection to the shareholders for ratification. The Audit Committee believes the continued retention of Deloitte & Touche is in the best interest of the Company and its shareholders. Deloitte & Touche was selected as independent auditor upon the merger creating the current Company in 1997 and has served continuously as independent auditor since that time. Deloitte & Touche will audit the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ending December 31, 2014 and will perform other permissible, pre-approved services. The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company and is responsible for the audit fee negotiations associated with the engagement of Deloitte & Touche.

Independent Auditor’s Fees.    The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2013 and 2012.

	2013 ($)	2012 ($)
Audit Fees(1)	46.2	45.7
Audit-Related Fees(2)	7.9	8.0
Tax Fees(3)	1.4	2.0
All Other Fees	—	—

Total	55.5	55.7

(1) Audit Fees services include: the audit of our consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2) Audit-Related Fees services include: due diligence associated with mergers and acquisitions or dispositions of operating businesses or entities; data verification and agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; audits of employee benefit plans; agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3) Tax Fees services include: U.S. federal, state and local income and non-income tax planning and advice; U.S. federal, state and local income and non-income tax compliance; non-U.S. income and non-income tax planning and advice; non-U.S. income and non-income tax compliance; and transfer pricing documentation.

Fund-Related Fees.    Morgan Stanley offers registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these Funds. The aggregate fees for such services are summarized in the following table ($ in millions).

	2013 ($)	2012 ($)
Audit Fees	5.1	4.4
Audit-Related Fees	1.5	0.2
Tax Fees	2.3	3.5

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee Report

The Audit Committee’s charter provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that each Audit Committee member is independent under applicable independence standards of the NYSE and the Securities Exchange Act of 1934, as amended, and is an audit committee financial expert within the meaning of current SEC rules.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;

•

Reviewed the major franchise, legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management, including coordinating with the Risk Committee and the Operations and Technology Committee;

•	Reviewed and discussed the plan and the scope of the work of the internal auditor for 2013 and summaries of the significant reports to management by the internal auditor;

•	Reviewed and discussed the plan and scope of work of the independent auditor for 2013;

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements; and

•	Met with Deloitte & Touche, the internal auditor and Company management in executive sessions.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for 2013, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under standards of the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the PCAOB. Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2013 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2014 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Robert H. Herz, Chair (effective February 1, 2014)

Howard J. Davies

Donald T. Nicolaisen

O. Griffith Sexton

Item 3—Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Resolution)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

As required by Section 14A of the Securities Exchange Act, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”

Morgan Stanley’s shareholders are urged to read the CD&A, which discusses our compensation program and the CMDS Committee’s pay decisions for the CEO, James Gorman, and the other NEOs.

Robust Framework for Making Pay Decisions.    The CMDS Committee considers multiple factors to ensure that the compensation program is highly motivating, competitive, and shareholder-aligned and reflects best practices in corporate governance, risk management and regulatory principles. The CMDS Committee, with the advice of its independent compensation consultant, Pay Governance, places performance at the forefront of the executive compensation program. This performance orientation is demonstrated in the structure of executive compensation, the performance results that drive compensation decisions, and the resulting executive compensation decisions for the CEO and the other NEOs.

Morgan Stanley’s Performance Improved in 2013.    The CMDS Committee considered business results, strategic execution and shareholder returns in its assessment of 2013 results. Continued improvement in the Company’s business results relative to 2012 and the achievement of significant strategic milestones resulted in industry leading shareholder returns for 2013. In particular, the CMDS Committee noted:

•	Total TSR on an absolute basis of 65%, substantially outperforming peers and the S&P 500 Financials Index;

•	Improved perceived credit quality, observed through Morgan Stanley’s credit default swap spreads;

•

Achievement of important strategic initiatives, including the completion of the acquisition of the Wealth Management joint venture ahead of schedule, RWA reduction ahead of target and expense control program on target;

•

Improved financial performance, including exceeding profitability goals in Wealth Management, strong performance within Institutional Equities and Investment Banking in Institutional Securities and the highest level of income from continuing operations applicable to Morgan Stanley in Investment Management since 2007;

•	Commencement of an initial share buyback program; and

•	Room for continued progress in ROE.

Consistent Approach Aligns CEO Pay and Performance.    The CMDS Committee has applied a consistent approach to align pay with performance. For both 2012 and 2013, the Committee considered compensation information for peer companies and established a target range for the CEO pay opportunity for the relevant year of $20 million for superior performance to $10 million for performance substantially below expectations. The actual CEO pay opportunity was evaluated based on the CMDS Committee’s assessment of Morgan Stanley’s performance and Mr. Gorman’s individual performance.

For 2012, the CEO pay opportunity was $9.75 million, which is 35% below the middle of the target range and below competitive levels to reflect performance substantially below expectations. For 2013, the CEO pay opportunity is $18 million, which is 20% above the middle of the target range and 85% higher than the 2012 pay opportunity driven by Morgan Stanley’s strong business results, strategic execution and shareholder returns.

Total Pay Opportunity Encourages Long-Term View.    Mr. Gorman’s pay opportunity was delivered in a combination of base salary, cash bonus, deferred cash, deferred equity, and LTIP award, as outlined in the chart below. The vast majority of the pay opportunity is deferred, and the pay opportunity is heavily weighted toward deferred equity awards that are subject to future stock price performance, cancellation and clawback and, in the case of LTIP awards, future achievement of specified financial targets. The CMDS Committee believes this approach to executive compensation is consistent with shareholder alignment, executive motivation, best practices and regulatory principles.

1.	Performance-based LTIP award remains a significant portion of total pay opportunity	34% of Mr. Gorman’s 2013 pay opportunity was delivered in an LTIP award, the ultimate realizable value of which will be directly determined by 2014-2016 return on equity and relative total shareholder return performance

2.	Clawbacks on all deferred compensation	All deferred compensation for NEOs is subject to clawback, including for acts or omissions that cause a restatement of the Company’s consolidated financial results or constitute a violation of the Company’s global risk management principles, policies and standards and for significant responsibility for a material adverse outcome for the Company, even absent misconduct

3.	No excise tax gross-ups for NEOs	NEOs are not contractually entitled to excise tax protection upon a change-in-control of Morgan Stanley. In 2013, Mr. Gorman waived his right to this protection which dated back to his 2005 employment letter with Morgan Stanley

4.	Substantial deferral of above base compensation	90% of Mr. Gorman’s 2013 pay opportunity was deferred and is subject to cancellation and clawback over a multi-year period

5.	Equity is a significant portion of the total pay opportunity	62% of the CEO’s 2013 pay opportunity is equity-based to further drive shareholder alignment.

6.	Share retention requirements	NEOs and other Operating Committee members are subject to an Equity Ownership Commitment that requires them to retain shares and equity awards at least equal to 75% of the after-tax shares they receive as compensation for service on the Operating Committee

7.	Prohibitions against hedging, short selling or trading derivatives	NEOs and other Operating Committee members are prohibited from engaging in hedging strategies, selling short or trading derivatives with Company securities

8.	Double-trigger vesting on change-in-control	No deferred compensation for NEOs automatically vest upon a change-in-control. Both a change-in-control and a qualifying termination of employment within 18 months of the change-in control are required

Other NEO Pay Also Aligned with Performance.    Similar to the process for determining CEO compensation, the CMDS Committee weighed the Company’s overall business performance, performance for shareholders and accomplishment of strategic initiatives to establish compensation for the remaining NEOs and the structure of their compensation is generally consistent with the CEO’s.

Shareholder Views are Considered.    Although the vote on this proposal is not binding, the CMDS Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s senior executives, will carefully consider the shareholder vote on this matter. To help ensure that the range of shareholder views are well understood by the Board – in a way that a simple “for” or “against” vote does not allow – the Company also encourages shareholders to use any of a number of available direct communication mechanisms to effectively raise specific items with regard to our executive compensation practices.

The CMDS Committee will continue to factor shareholder feedback, including vote results from this non-binding proposal, into its consideration of executive compensation structure and determination of NEO pay levels. In 2013, Morgan Stanley enhanced three elements of its compensation program, in part to reflect shareholder feedback by:

1.	Working with our CEO to amend his employment letter to eliminate a clause dating from prior to his hire in 2006 that obligated Morgan Stanley to make a gross-up payment for any “golden parachute” excise taxes due upon a change-in-control of Morgan Stanley

2.	Reducing the maximum payout of our LTIP for superior performance from 2.0 times target to 1.5 times target, and reducing the maximum payout on the TSR portion to 1.0 times target if TSR is negative

3.	Adding an additional provision that allows clawback of awards if a senior executive had significant responsibility for a material adverse outcome for the Company, even absent misconduct

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers, on an advisory basis, each year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2015 annual meeting of shareholders.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Shareholder Proposal

The Company sets forth below a shareholder proposal and the proponent’s supporting statement. The Board and the Company accept no responsibility for the text of this proposal and supporting statement. The Board’s voting recommendation immediately follows the proposal. The Board recommends that you vote against the shareholder proposal. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item 4—Shareholder Proposal Regarding a Report on Lobbying

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036-5687, beneficial owner of 129,600 shares of common stock, has notified the Company that it intends to present the following proposal and related supporting statement at the annual meeting.

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Morgan Stanley request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Morgan Stanley used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Morgan Stanley’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Morgan Stanley is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation both directly and indirectly. Morgan Stanley is listed as a member of the Financial Services Forum and the Securities Industry and Financial Markets Association, which together spent over $14 million lobbying in 2011 and 2012. Morgan Stanley does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Morgan Stanley’s long-term interests.

Morgan Stanley spent approximately $6.4 million in 2011 and 2012 on direct federal lobbying activities (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states. In 2012, Morgan Stanley paid $817,754 to settle claims of having used municipal and state bond funds to pay lobbyists (“FINRA Sanctions Five Firms $4.4 Million for Using Municipal and State Bond Funds to Pay Lobbyists,” FINRA, Dec. 27, 2012). And Morgan Stanley’s lobbying on Dodd-Frank derivative regulations has drawn scrutiny (“Morgan Stanley, BlackRock Lobby CFTC, Leaving Most Derivatives Unregulated,” Moneynews, Oct. 4, 2013).

We encourage our Board to require comprehensive disclosure related to its direct, indirect, and grassroots lobbying.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below.

Morgan Stanley’s Corporate Political Activities Policy Statement and publicly filed disclosures already provide meaningful disclosure about our policies and procedures regarding political activities of Morgan Stanley. As a global financial institution, Morgan Stanley is committed to being a responsible corporate citizen and an effective participant in the legislative and regulatory process and to conducting its political activities in a transparent manner, consistent with legal and regulatory requirements. Morgan Stanley’s political activities are undertaken to benefit the Company, its employees and shareholders. Our Corporate Political Activities Policy Statement, which is publicly available on our corporate governance website at www.morganstanley.com/about/company/governance, sets forth the following basic principles:

•

Morgan Stanley voluntarily prohibits corporate political contributions in the U.S. at the federal, state or local level to candidates, political party committees, ballot committees and political action committees even when permitted to do so by applicable law.

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Morgan Stanley prohibits the use of corporate resources for independent expenditures or electioneering communications or for contributions to “Super PACs” that accept corporate contributions to make independent expenditures in connection with U.S. elections.

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The Morgan Stanley Political Action Committee (MSPAC), which is funded solely through voluntary employee contributions, contributes on a bi-partisan basis to U.S. federal candidates and political committees based on criteria approved by the Nominating and Governance Committee of the Board that are determined to be in the best interests of the Company, its employees and shareholders. MSPAC’s contributions are fully disclosed to the public in compliance with applicable laws.

•

Morgan Stanley participates in the public policy arena on a wide range of issues of importance to Morgan Stanley shareholders, clients and employees and expenses that constitute lobbying are publicly reported in accordance with applicable laws.

•

Morgan Stanley participates in trade associations and industry groups representing the interests of both the financial services industry and the broader business community, and although Morgan Stanley may not always support every position taken by such organizations or their members, Morgan Stanley believes that its participation in these organizations is important to the advancement of its employees’ professional development and networking and to promoting public policy objectives of importance to Morgan Stanley’s shareholders, clients and employees.

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Morgan Stanley informs its principal U.S. trade associations of its prohibition on corporate contributions in the U.S. and instructs them not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels, including contributions and expenditures (including independent expenditures) in support of, or opposition to, any candidate for any office, political party, committee or political action committee.

Morgan Stanley is committed to complying with all applicable laws relating to political contributions and lobbying activities, including registration and reporting, and Morgan Stanley’s current public disclosures provide our shareholders with extensive information on its political activities. The creation of a separate report to shareholders detailing information already filed pursuant to federal, state and local regulations would not be an efficient use of corporate resources.

•

Morgan Stanley is subject to extensive federal, state and local lobbying registration and disclosure requirements, including the federal Lobbying Disclosure Act, the Honest Leadership and Open Government Act and numerous state lobbying statutes.

•

Morgan Stanley reports its federal lobbying activities, including expenditures, subject matters lobbied and identification of those who lobby on Morgan Stanley’s behalf such as its employees, if any, and third parties retained by Morgan Stanley. These reports are available at lobbyingdisclosure.house.gov.

•

MSPAC’s political contributions are reported to the Federal Election Commission and are publicly available at www.fec.gov and all contributions required to be disclosed under the Honest Leadership and Open Government Act of 2007 are reported to the U.S. Congress. Morgan Stanley provides a link to these reports on its public website.

•

Morgan Stanley’s public website also includes a voluntary report demonstrating compliance with the prohibition on corporate political contributions contained in the Corporate Political Activities Policy Statement.

Morgan Stanley’s political activities are subject to oversight by management and the Board.

•	The Nominating and Governance Committee of the Board reviews and approves Morgan Stanley’s Corporate Political Activities Policy Statement.

•

The Nominating and Governance Committee oversees, and receives reports at least annually on, (1) Morgan Stanley’s compliance with the Corporate Political Activities Policy Statement prohibiting U.S. corporate political contributions, (2) political contribution activities of the MSPAC, and (3) Morgan Stanley’s expenditures relating to its principal U.S. trade associations.

•

Morgan Stanley’s Code of Conduct and Global Policy on U.S. Political Contributions and Activities govern the political activities of Morgan Stanley and its employees and are designed to help ensure Morgan Stanley and its employees act in compliance with applicable laws and regulatory requirements and with the principles set forth in the Corporate Political Activities Policy Statement.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Information about the Annual Meeting

Why Did I Receive a One-Page Notice regarding the Internet Availability of Proxy Materials?

Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials and submit a proxy over the Internet. It is important that you submit your proxy to have your shares voted. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to submit your proxy to have your shares voted.

How Do I Attend the Annual Meeting?

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 17, 2014, or a valid proxy or representative of such shareholder, may attend the annual meeting in person if they comply with the admission requirements below. Guests of shareholders will not be admitted to the annual meeting. If you do not comply with the requirements set forth below, you will not be admitted to the meeting.

•

Valid Photo Identification.    Any shareholder, or valid proxy or representative of such shareholder, must present a valid, current form of government issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.

•	Proof of Ownership.

•

If you hold shares in street name (such as through a broker or bank), then you must present proof of ownership, such as a brokerage statement or letter from your bank or broker, demonstrating that you held Morgan Stanley common stock as of the record date, March 17, 2014.

•	If you hold shares in registered form, your record holder’s ownership as of the record date, March 17, 2014, must be verified on the list of registered shareholders maintained by our transfer agent.

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Proof of Representation.    If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the meeting.

•	Proof of Valid Proxy.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in street name (such as through a broker or bank), then you must present:

•	Valid photo identification as described above;

•	A written legal proxy from the broker or bank holding the shares to the street name holder that is assignable and signed by the street name holder; and

•

Proof of ownership, such as a brokerage statement or letter from the bank or broker, demonstrating that the street name holder who appointed you legal proxy held Morgan Stanley common stock as of the record date, March 17, 2014.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who is a record holder, then

•	You must present valid photo identification as described above;

•	You must present a written legal proxy to you signed by the record holder; and

•	The record holder’s ownership as of the record date, March 17, 2014, must be verified on the list of registered shareholders maintained by our transfer agent.

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Compliance with Annual Meeting Rules of Conduct.    All attendees must acknowledge that they have received and agree to abide by our Rules of Conduct. Luggage, large backpacks and other large packages are not permitted in the annual meeting and briefcases and small handbags (including purses) are subject to search. Unless expressly agreed to by Morgan Stanley, the use of PDAs, cell phones, cameras, tablets, laptops and other recording, electric or mobile devices are strictly prohibited at the meeting. Attendees that disrupt or impede the meeting or breach the Rules of Conduct may be removed from the meeting.

Who Can Vote at the Annual Meeting?

You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 17, 2014, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,972,442,465 shares of common stock were outstanding.

What is the Quorum to Hold the Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of shareholders. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Is My Vote Confidential?

Our Amended and Restated Bylaws (Bylaws) provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the 401(k) Plan also is confidential.

How Do I Submit Voting Instructions for Shares Held Through a Broker?

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases.

NYSE member brokers may vote your shares as described below.

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Non-discretionary Items.    All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items. Your shares will remain unvoted for such items if your NYSE member broker, including Morgan Stanley & Co. LLC (MS&Co.) and Morgan Stanley Smith Barney LLC (MSSB), does not receive voting instructions from you.

•

Discretionary Item.    The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in the following manner: (1) Morgan Stanley’s subsidiaries, MS&Co. and MSSB, may vote uninstructed shares only in the same proportion as the votes cast by all other beneficial owners on the proposal; and (2) all other NYSE member brokers may vote uninstructed shares in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.

How Do I Submit Voting Instructions for Shares Held in My Name?

If you hold shares as a record shareholder, you may have your shares voted by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy in accordance with the procedures described below (see “How Can I Revoke My Proxy?”).

If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.

How Do I Submit Voting Instructions for Shares Held in Employee Plans?

If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

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401(k) Plan.    The Northern Trust Company (Northern Trust), the 401(k) Plan’s trustee, must receive your voting instructions for the common stock held on your behalf in the 401(k) Plan on or before May 8, 2014. If Northern Trust does not receive your voting instructions by that date, it will vote your shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plan in the same proportion as the voting instructions that it receives from other participants in 401(k) Plan. On March 17, 2014, there were 48,778,681 shares in the 401(k) Plan.

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Other Equity-Based Plans.    State Street Bank and Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 8, 2014. If the trustee does not receive your instructions by that date, it will vote your shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 17, 2014, 78,565,533 shares were held in the Trust in connection with such plans.

How Can I Revoke My Proxy?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

What Vote Is Required and How Will My Votes Be Counted?

The following table sets forth the vote standard applicable to each proposal, as determined by the Company’s Bylaws and applicable regulatory guidance, at a meeting at which a quorum is present.

Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No Effect

Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not Applicable

Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

Shareholder Proposal	AGAINST	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

* Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the Bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast in an uncontested director election. In such case, if a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

Other Business

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

How Can I Submit a Shareholder Proposal or Nominate a Director for the 2015 Annual Meeting?

Shareholders intending to present a proposal at the 2015 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036. We must receive the proposal no later than November 28, 2014.

Shareholders intending to present a proposal at the 2015 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2015 annual meeting no earlier than January 13, 2015 and no later than February 12, 2015. The notice must contain the information required by the Bylaws, available at www.morganstanley.com/about/company/governance/index.html or upon request to our Corporate Secretary.

What Are the Costs of Soliciting Proxies for the Annual Meeting?

We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King fees not exceeding $22,000 plus expenses. We will also reimburse brokers, including MS&Co., MSSB and other nominees, for costs they incur mailing proxy materials.

What if I Share an Address with Another Shareholder?

“Householding” reduces our printing and postage costs by permitting us to send one annual report and proxy statement to shareholders sharing an address. Record shareholders may request to discontinue or begin householding by contacting our transfer agent, Computershare, Inc., at (800) 622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.computershare.com/investor or at P.O. Box 30170, College Station, TX 77845-3170. Shareholders owning their shares through a bank, broker or other holder of record may request to discontinue or begin householding by contacting their record holder. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

How Can I Consent to Electronic Delivery of Annual Meeting Materials?

This proxy statement and the annual report are available on our website at www.morganstanley.com/2014ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a record shareholder, you may sign up for this service through Investor Centre at www.computershare.com/investor. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
1. Election of Directors	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
01 Erskine B. Bowles	☐ ☐ ☐	09 Hutham S. Olayan	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
02 Howard J. Davies	☐ ☐ ☐	10 James W. Owens	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
03 Thomas H. Glocer	☐ ☐ ☐	11 O. Griffith Sexton	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
04 James P. Gorman	☐ ☐ ☐	12 Ryosuke Tamakoshi	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
05 Robert H. Herz	☐ ☐ ☐	13 Masaaki Tanaka	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
06 C. Robert Kidder	☐ ☐ ☐	14 Laura D. Tyson	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
07 Klaus Kleinfeld	☐ ☐ ☐	15 Rayford Wilkins, Jr.	☐ ☐ ☐
FOR AGAINST ABSTAIN
08 Donald T. Nicolaisen	☐ ☐ ☐

MARK VOTES AS SHOWN USING BLACK OR BLUE INK	☒

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below:
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR AGAINST ABSTAIN ☐ ☐ ☐
3.	To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)	FOR AGAINST ABSTAIN ☐ ☐ ☐
Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 below:
4.	Shareholder proposal regarding a report on lobbying	FOR AGAINST ABSTAIN ☐ ☐ ☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated                     , 2014              Signature                                                    Co-owner (if any) Signature

é  é  DETACH HERE IF YOU ARE SUBMITTING BY MAIL  é  é

IMPORTANT
YOUR PROXY MUST BE RECEIVED BY THE CLOSE OF THE POLLS
ON MAY 13, 2014

1.	INTERNET. Go to www.investorvote.com/mstl. Follow the instructions.
2.	TELEPHONE. Using a touch-tone phone, call toll free 1-800-652-VOTE (8683) (in the U.S., U.S. territories and Canada)
or 781-575-2300 (outside the U.S.). Follow the instructions.
3.	MAIL. Date, sign and return the card in the enclosed envelope.

Morgan Stanley

MS 001

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2014

The undersigned hereby appoints Eric F. Grossman, James A. Rosenthal and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2014 Annual Meeting of Shareholders to be held on May 13, 2014, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO
DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

Notice of 2014 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 13, 2014, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution);

•	consider a shareholder proposal; and

•	transact such other business as may properly come before the meeting.

Please help the Company reduce costs – submit your proxy by internet or telephone. If you share an address with other shareholders, you can avoid receiving multiple copies of annual meeting materials and help the Company reduce costs by consenting to householding. The Company can further reduce costs if you agree to receive future versions of our Proxy Statement and Annual Report on Form 10-K electronically over the internet. You can view or print a copy of our annual meeting materials at www.morganstanley.com/2014ams. You can request a copy of these materials by contacting our proxy solicitor, D.F. King & Co., Inc. at 800-290-6429 (in the U.S.) or 212-269-5550 (outside the U.S.). For more information regarding electronic delivery and householding, contact our transfer agent, Computershare, Inc., at 800-622-2393 (in the U.S.), (201) 680-6578 (outside the U.S.) or www.computershare.com/investor.

MS 001

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
1. Election of Directors	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
01 Erskine B. Bowles	☐ ☐ ☐	09 Hutham S. Olayan	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
02 Howard J. Davies	☐ ☐ ☐	10 James W. Owens	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
03 Thomas H. Glocer	☐ ☐ ☐	11 O. Griffith Sexton	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
04 James P. Gorman	☐ ☐ ☐	12 Ryosuke Tamakoshi	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
05 Robert H. Herz	☐ ☐ ☐	13 Masaaki Tanaka	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
06 C. Robert Kidder	☐ ☐ ☐	14 Laura D. Tyson	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
07 Klaus Kleinfeld	☐ ☐ ☐	15 Rayford Wilkins, Jr.	☐ ☐ ☐
FOR AGAINST ABSTAIN
08 Donald T. Nicolaisen	☐ ☐ ☐

MARK VOTES AS SHOWN USING BLACK OR BLUE INK	☒

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below:
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR AGAINST ABSTAIN ☐ ☐ ☐
3.	To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)	FOR AGAINST ABSTAIN ☐ ☐ ☐
Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 below:
4.	Shareholder proposal regarding a report on lobbying	FOR AGAINST ABSTAIN ☐ ☐ ☐

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature                                                                                                         Dated                                  , 2014

é  é  DETACH HERE IF YOU ARE SUBMITTING BY MAIL  é  é

Please help the Company reduce costs—submit your voting instructions by internet or telephone.

IMPORTANT
YOUR INSTRUCTIONS MUST BE RECEIVED BY
11:59 P.M. (EDT) ON MAY 8, 2014

1.	INTERNET. Go to www.investorvote.com/mstl2. Follow the instructions.
2.	TELEPHONE. Using a touch-tone phone, call toll free 1-800-652-VOTE (8683) (in the U.S., U.S. territories and Canada)
or 781-575-2300 (outside the U.S.). Follow the instructions.
3.	MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

Morgan Stanley

MS 002

MORGAN STANLEY 2014 VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s) at the 2014 Annual Meeting of Shareholders to be held on May 13, 2014, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•  The Northern Trust Company (Northern Trust), as trustee under the Morgan Stanley 401(k) Plan (the “Plan”). As a participant in and a named fiduciary under the Plan, I understand that (A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust’s duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

•  State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1995 and 2007 Equity Incentive Compensation Plans, the 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan and the Financial Advisor and Investment Representative Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•  State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to my shares, and (B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•   Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Voting instructions must be received by 11:59 P.M. (EDT) on May 8, 2014 for shares to be voted in accordance with your instructions.

Notice of 2014 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 13, 2014, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution);

•	consider a shareholder proposal; and

•	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement or Annual Report on Form 10-K, go to www.morganstanley.com/2014ams. You may request a copy of any of these documents by calling 1-212-762-8131.

The shares for which you provide voting instructions with this form include your Morgan Stanley 401(k) Plan shares, if any. However, if you want to provide voting instructions for your shares in this plan differently from your other plan shares, call 1-212-296-7767 to request separate voting instruction forms for these shares.

If you also hold shares in a brokerage account or in your own name, you also will receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each form.

MS 002

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
1. Election of Directors	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
01 Erskine B. Bowles	☐ ☐ ☐	09 Hutham S. Olayan	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
02 Howard J. Davies	☐ ☐ ☐	10 James W. Owens	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
03 Thomas H. Glocer	☐ ☐ ☐	11 O. Griffith Sexton	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
04 James P. Gorman	☐ ☐ ☐	12 Ryosuke Tamakoshi	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
05 Robert H. Herz	☐ ☐ ☐	13 Masaaki Tanaka	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
06 C. Robert Kidder	☐ ☐ ☐	14 Laura D. Tyson	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
07 Klaus Kleinfeld	☐ ☐ ☐	15 Rayford Wilkins, Jr.	☐ ☐ ☐
FOR AGAINST ABSTAIN
08 Donald T. Nicolaisen	☐ ☐ ☐

MARK VOTES AS SHOWN USING BLACK OR BLUE INK	☒

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 and 3 below:
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR AGAINST ABSTAIN ☐ ☐ ☐
3.	To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)	FOR AGAINST ABSTAIN ☐ ☐ ☐
Morgan Stanley’s Board recommends a vote “AGAINST” Proposals 4 below:
4.	Shareholder proposal regarding a report on lobbying	FOR AGAINST ABSTAIN ☐ ☐ ☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated                     , 2014              Signature                                                    Co-owner (if any) Signature

é  é  DETACH HERE IF YOU ARE SUBMITTING BY MAIL  é  é

Morgan Stanley

MS 003

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2014

The undersigned hereby appoints Eric F. Grossman, James A. Rosenthal and Martin M. Cohen, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2014 Annual Meeting of Shareholders to be held on May 13, 2014, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS

MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

MORGAN STANLEY’S BOARD OF DIRECTORS.

MS 003